Exhibit 99.1

ASSET PURCHASE AGREEMENT

between

MID-CENTRAL PLASTICS, INC.
an Iowa corporation,

and

INNOVATIVE INJECTION TECHNOLOGIES, INC.
an Iowa corporation.

Dated as of May 29, 2003

TABLE OF CONTENTS

RECITALS

DEFINITIONS

ARTICLE I	ACQUISITION OF THE SELLER BUSINESS

1.1	PURCHASE AND SALE OF SELLER BUSINESS

1.2	ASSIGNMENT OF CONTRACTS AND PERMITS

1.3	EXCLUDED ASSETS

1.4	ASSUMED LIABILITIES

1.5	EXCLUDED LIABILITIES

1.6	SUBLEASE OF CERTAIN EQUIPMENT

ARTICLE II	CLOSING

2.1	CLOSING

2.2	PURCHASE PRICE

2.3	DELIVERIES BY SELLER

2.4	DELIVERIES BY BUYER

2.5	ALLOCATION OF CONSIDERATION

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF SELLER

3.1	ORGANIZATION AND QUALIFICATION

3.2	DUE EXECUTION

3.3	CONSENTS; NO CONFLICTS

3.4	TAXES

3.5	LITIGATION

3.6	INTELLECTUAL PROPERTY

3.7	TANGIBLE PERSONAL PROPERTY

3.8	EMPLOYEE RELATIONS; EMPLOYEE BENEFITS

3.9	FINANCIAL STATEMENTS

3.10	ABSENCE OF CERTAIN CHANGES OR EVENTS

3.11	CONDITION AND SUFFICIENCY OF ASSETS

3.12	REAL PROPERTY

3.13	INVENTORY

3.14	ACCOUNTS RECEIVABLE

i

3.15	OSHA; ENVIRONMENTAL MATTERS

3.16	CONTRACTS

3.17	PERMITS

3.18	INSURANCE

3.19	EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

3.20	CAPITAL IMPROVEMENTS

3.21	NO DEFAULTS OR VIOLATIONS

3.22	CUSTOMERS AND SUPPLIERS

3.23	INFORMATION AND RECORDS

3.24	PRODUCT WARRANTIES

3.25	BROKERS

3.26	AFFILIATE TRANSACTIONS

3.27	ACCURACY OF STATEMENTS

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF BUYER

4.1	ORGANIZATION AND QUALIFICATION

4.2	DUE EXECUTION

4.3	NONCONTRAVENTION

4.4	LITIGATION

4.5	FINANCING

ARTICLE V	COVENANTS

5.1	OPERATION OF THE BUSINESS

5.2	ACCESS

5.3	RECORDS AND DOCUMENTS

5.4	CONFIDENTIALITY

5.5	REASONABLE EFFORTS

5.6	EMPLOYEE MATTERS

5.7	COMMUNICATIONS

5.8	TAX MATTERS

5.9	COOPERATION

5.10	TITLE INSURANCE

5.11	DESTRUCTION OR CONDEMNATION OF REAL PROPERTY

5.12	CORPORATE NAME CHANGE

5.13	REAL ESTATE MATTERS; CONDITION OF PROPERTY; DISCLAIMER; RELEASE OF CLAIMS

ARTICLE VI	CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE

6.1	CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS

6.2	CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS

ARTICLE VII	TERMINATION

7.1	TERMINATION OF AGREEMENT

7.2	EFFECT OF TERMINATION

ARTICLE VIII	INDEMNIFICATION

8.1	SURVIVAL

8.2	INDEMNIFICATION

8.3	INDEMNIFICATION BY BUYER

8.4	CLAIMS

8.5	NOTICE OF THIRD PARTY CLAIMS; ASSUMPTION OF DEFENSE

8.6	SETTLEMENT OR COMPROMISE

8.7	FAILURE OF INDEMNIFYING PERSON TO ACTY

8.8	EXCLUSIVE REMEDY

8.9	EFFECT ON PURCHASE PRICE OF INDEMNITY PAYMENTS

ARTICLE IX	GENERAL PROVISIONS

9.1	NOTICES

9.2	EXPENSES

9.3	RISK OF LOSS

9.4	GOVERNING LAW

9.5	ENTIRE AGREEMENT

9.6	SUCCESSORS AND ASSIGNS

9.7	HEADINGS

9.8	COUNTERPARTS

9.9	SEVERABILITY

9.10	NO THIRD PARTY BENEFICIARIES

9.11	CONSTRUCTION

9.12	NO WAIVER

ARTICLE X	DISPUTE RESOLUTION

10.1	INITIAL MEETING

10.2	MEDIATION

10.3	BINDING ARBITRATION

10.4	EXPEDITIOUS PROCEEDINGS

10.5	ATTORNEYS’ FEES

10.6	ENFORCEMENT OF AWARDS

10.7	EQUITABLE RELIEF

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), is entered into as of May 29, 2003, by and between MID-CENTRAL PLASTICS, INC., an Iowa corporation (“Seller”), and INNOVATIVE INJECTION TECHNOLOGIES, INC., an Iowa corporation (“Buyer”).

RECITALS

WHEREAS, Seller manufactures and supplies highly engineered plastic components, subassemblies, and products through its injection molding business (the “Seller Business”); and

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer all of the Purchased Assets (as hereinafter defined), and Buyer is willing to assume all of the Assumed Liabilities (as hereinafter defined), all upon the terms and conditions hereinafter set forth.

AGREEMENTS:

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS

As used in this Agreement, capitalized terms shall have the meanings set forth or referenced in Exhibit A.

ARTICLE I

ACQUISITION OF THE SELLER BUSINESS

1.1.                              Purchase and Sale of Seller Business.  Upon the terms and subject to the conditions of this Agreement, Seller hereby agrees to sell, assign (to the extent legally assignable), transfer, convey and deliver to Buyer, and Buyer hereby agrees to purchase, acquire and accept from Seller, free and clear of all Liens, all of Seller’s right, title and interest in and to the following assets as they exist on the Closing Date (collectively, together with the Purchased Contracts and Permits, but excluding the Excluded Assets, the “Purchased Assets”):

(a)                                  Machinery and Equipment.  All machinery, equipment, fixed assets, plant-under-construction, furniture, tools, spare parts, maintenance equipment, materials, computers, printers, servers and other items of personal property of every kind and description that are used or held for use in, or relate to, in whole or in part, the Seller Business, other than the

Vehicles and Inventory (collectively, the “Equipment”), including the Equipment set forth on Schedule 1.1(a);

(b)                                 Vehicles.  All automobiles, service trucks, delivery trucks, tractors, trailers and other vehicles that are used or held for use in, or relate to, in whole or in part, the Seller Business (collectively, the “Vehicles”), including the Vehicles set forth on Schedule 1.1(b);

(c)                                  Inventory.  All supplies, materials and other inventories that are used or held for use in, or relate to, in whole or in part, the Seller Business (collectively, the “Inventory”);

(d)                                 Receivables.  All accounts receivable, trade receivables, notes receivable and other receivables, which in any case are payable as a result of goods sold or services provided by Seller in connection with the Seller Business;

(e)                                  Intellectual Property.  All of Seller’s Intellectual Property related to the Seller Business;

(f)                                    Real Property.  The real property owned by Seller and identified on Schedule 1.1(f), including all buildings, structures and improvements thereon and all appurtenances relating thereto (the “Purchased Real Property”);

(g)                                 Information Technology; Information and Records.  To the extent transferable, the computer hardware and software and other information technology assets primarily used or held for use by Seller as part of the Seller Business, excluding web sites and URLs, together with all books, records, files, databases, plans, specifications, technical information, confidential information, price lists, promotional materials, advertising copy and data, marketing research and information, competitive analysis, sales records, service records, customer lists and files, other customer information, plats and surveys of the Purchased Real Property, plans and designs of buildings, structures, fixtures and equipment, environmental control, monitoring and test records and all other proprietary information relating to the Seller Business, other than the Intellectual Property included in the Purchased Assets, including copies of all tax records and financial records and files in Seller’s care, custody or control or otherwise available to it and relating to the Seller Business (collectively, the “Seller Information and Records”);

(h)                                 Assigned Claims.  All refunds (excluding Tax refunds), reimbursement claims, legal actions, claims and causes of action related to the Assumed Liabilities (the “Assigned Seller Claims”);

(i)                                     Telecom.  To the extent transferable, the telephone and facsimile numbers related to the Seller Business;

(j)                                     Rights in Non-Owned Equipment, Machinery and Tooling.  All rights of Seller to continue to use the equipment, machinery, tooling and dies which are not owned by Seller but which are used by Seller in the Seller Business, including without limitation the equipment, machinery, tooling and dies identified on Schedule 1.1(j) (which schedule also identifies the location of such property, its owner and all customer part numbers produced by such property); and

(k)                                  Prepaid Expenses/Deposits.  All prepaid expenses or deposits paid to third parties on behalf of the Seller to the extent they exist as of the Closing, including those items set forth on Schedule 1.1(k).

1.2.                              Assignment of Contracts and Permits.  Subject to the terms and conditions of this Agreement, at and as of the Closing Date, Seller shall assign and transfer to Buyer all of Seller’s right, title and interest in and to, and Buyer shall take assignment of, (i) all of the Contracts to which Seller is a party and which relate to, in whole or in part, other Assets or which are used in or held for use in, or which relate to, in whole or in part, the Seller Business and (ii) all of the Permits of Seller which relate to, in whole or in part, other Assets or which are used or held for use in, or relate to, in whole or in part, the Seller Business and which are transferable, including the following:

(a)                                  Intentionally omitted;

(b)                                 Personal Property Leases.  All leases to or by Seller of personal property that relates to, in whole or in part, other Assets or is used or held for use in, or relates to, in whole or in part, the Seller Business (collectively, the “Personal Property Leases”), including the Personal Property Leases set forth on Schedule 1.2(b);

(c)                                  Customer Contracts.  All customer contracts, purchase orders and other Contracts for the sale or provision by Seller of goods and/or services or pursuant to which Seller is granted any franchise or license to provide goods and/or services that relate to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Seller Business (collectively, the “Customer Contracts”);

(d)                                 Purchase Contracts.  All purchase orders and other Contracts for the purchase by Seller of goods, materials and/or services that relate to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Seller Business (collectively, the “Purchase Contracts”);

(e)                                  Intellectual Property Licenses. All agreements for the license to or by Seller of any Intellectual Property that relates to, in whole or in part, other Assets or is used or held for use in, or relates to, in whole or in part, the Seller Business (collectively, the “Intellectual Property Licenses”), including the Intellectual Property Licenses set forth on Schedule 1.2(e);

(f)                                    Other Contracts.  All other Contracts of Seller that relate to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Seller Business (collectively, the “Other Contracts”); and

(g)                                 Transferred Permits.  All Permits which relate to, in whole or in part, other Assets or are used or held for use in, or relate to, in whole or in part, the Seller Business and which are transferable (collectively, the “Transferred Permits”), including the Transferred Permits set forth on Schedule 1.2(g) .

All of the foregoing are referred to herein collectively as the “Purchased Contracts and Permits.”  Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or Permit or any claim or right or any benefit or obligation thereunder or resulting therefrom if an assignment thereof, without the consent of a third party thereto, would constitute a breach or violation thereof and if such a consent is not obtained at or prior to the Closing.

1.3.                              Excluded Assets.  Anything to the contrary notwithstanding, Seller will retain the following assets, Seller does not agree to sell, assign, transfer or convey, and Buyer does not agree to accept or purchase any of the following assets, rights or properties of Seller (the “Excluded Assets”):

(a)                                  Cash.  Any cash or cash equivalents (including any investment or marketable securities, certificates of deposit or bank accounts);

(b)                                 Affiliate Transactions.  Any agreements, transactions, accounts, contracts, commitments or arrangements with other groups, sectors, or Affiliates of Seller relating to corporate overhead support, centralized purchasing or other services, including any inter-company accounts receivable;

(c)                                  Claims.  Any rights, claims or causes of action of Seller or Seller’s Affiliates against any third party, other than the Assigned Seller Claims;

(d)                                 Employee Benefits.  Any assets or rights under the employee benefit plans of Seller;

(e)                                  Insurance.  Any rights or interests under any policies of insurance, including any proceeds (other than as related to any of the Purchased Assets), returns of premiums or prepaid premiums thereunder;

(f)                                    Tax Refunds.  Any claims, rights or interests of Seller or Seller’s Affiliates in and to any prepaid Taxes, Tax installments and refunds for Taxes relating to the Seller Business in respect of periods ending, in whole or in part, on or prior to the Closing Date;

(g)                                 Company Documents.  Seller’s certificate of incorporation, minute books, stock record books, Tax returns and other documents or records relating to the organization, maintenance, governance or existence of Seller or any of Seller’s Affiliates or which Seller is required by Law to retain;

(h)                                 Transaction Records.  Any documents or records (whether or not privileged) prepared in connection with the sale, transfer or other disposition of any of the Purchased Assets, including any bids received from third parties and analyses relating to the Seller Business or the Purchased Assets;

(i)                                     Agreement Rights.  Any rights or interests of Seller under or pursuant to this Agreement, the Ancillary Agreements or any document or instrument contemplated by this Agreement or the transactions contemplated hereby;

(j)                                     Records and Documents.  Any records and documents to the extent related solely to the Excluded Assets or the Excluded Liabilities; and

(k)                                  Scheduled Excluded Assets.  Any of the assets, rights or properties set forth on Schedule 1.2(k).

1.4.                              Assumed Liabilities.  Upon the terms and subject to the conditions of this Agreement, Buyer hereby agrees to assume, perform, pay and discharge when due each of the following liabilities and obligations of Seller (the “Assumed Liabilities”):

(a)                                  The obligations of Seller which are required to be performed, and which accrue, after the Closing Date under the Purchased Contracts and Permits (but not any liabilities of Seller in respect of a breach by Seller of or default by Seller under such Contracts or Permits or any liabilities or obligations arising prior to the Closing), to the extent such Contracts and Permits, and all rights of Seller thereunder, are effectively assigned to Buyer on the Closing Date pursuant to Section 1.2;

(b)                                 those other accounts payable and other current liabilities, as defined by GAAP, of Seller existing on the Closing Date excluding, however, current liabilities comprised of Funded Debt (as defined below); and

(c)                                  retiree health insurance premiums payable for the benefit of the widow of B. Sheldon Goreham pursuant to that certain agreement dated December 19, 1990 between Seller and Mr. Goreham.

Anything in this Agreement to the contrary notwithstanding, except as specifically set forth in this Section 1.4 and in Section 5.13, Buyer shall not assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any debt, claim, obligation or other liability of Seller or any of its Affiliates.

1.5.                              Excluded Liabilities.  Notwithstanding the foregoing, the following obligations and liabilities that relate to the Seller Business and Purchased Assets shall not be assumed by Buyer (the “Excluded Liabilities”):

(a)                                  All long-term liabilities, as defined by GAAP, of Seller (other than liabilities arising under Purchased Contracts and Permits);

(b)                                 liabilities and obligations for (i) money borrowed, (ii) liabilities and obligations (other than liabilities and obligations arising under Assumed Seller Contracts) (A) which are represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitute obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable); (iii) reimbursement obligations (other than such obligations arising under Purchased Contracts and Permits) with respect to letters of credit or guarantees of letters of credit; and (iv) liabilities and obligations (other than liabilities and obligations arising under Purchased Contracts and Permits) under any guaranty of obligations that would constitute indebtedness for money borrowed (“Funded Debt”);

(c)                                  liabilities and obligations in connection with those matters identified on Schedule 3.5; and

(d)                                 all liabilities and obligations of Seller not expressly identified as Assumed Liabilities in Section 1.4 or Section 5.13.

1.6                                 Sublease of Certain Equipment.  At the Closing, MIG and Buyer shall enter into an Equipment Sublease in the form of Exhibit 1.6 (the “Equipment Sublease”).

ARTICLE II

CLOSING

2.1.                              Closing.  The closing of the purchase and sale of the Purchased Assets and the assignment and assumption of the Purchased Contracts and Permits, the Assigned Seller Claims and the Assumed Liabilities (the “Closing”) shall take place at the offices of Husch & Eppenberger, LLC, Peoria, Illinois, on June 20, 2003.  The date on which the Closing occurs is herein referred to as the “Closing Date.”

2.2.                              Purchase Price.  As purchase price for the Purchased Assets (the “Purchase Price”), at the Closing, Buyer shall (a) pay to Seller $4,800,000 by bank wire transfer of immediately available funds to the account designated on Schedule 2.2 hereof; (b) deliver to Seller Buyer’s promissory note in the face amount of $100,000 due three months after closing in the form of the note attached as Exhibit 2.2(b) (the “Three Month Note”); (c) deliver to Seller Buyer’s promissory note in the face amount of $100,000 due six months after closing in the form of the note attached as Exhibit 2.2(c) (the “Six Month Note”); and (d) deliver to Seller Buyer’s 15% Subordinated Promissory Note in the face amount of $1,250,000 due three years after closing in the form of the note attached as Exhibit 2.2(d) (the “Subordinated Note”).  The Three Month Note, Six Month Note and Subordinated Note are hereinafter occasionally referred to individually as a “Note” and collectively as the “Notes”.

2.3.                              Deliveries by Seller.  At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

(a)                                  An instrument, in form and substance reasonably satisfactory to Buyer and Seller, sufficient to effect the assignment by Seller and assumption by Buyer of the Assumed Liabilities (the “Assignment and Assumption Agreement”), duly executed by Seller;

(b)                                 A bill of sale, in form and substance reasonably satisfactory to Buyer and Seller, sufficient to transfer and assign to Buyer all of Seller’s right, title and interest in and to the Purchased Assets (the “Bill of Sale”), duly executed by Seller;

(c)                                  A noncompetition agreement between Seller, MIG and Buyer in the form of the attached Exhibit 2.3(c) (the “Noncompetition Agreement”);

(d)                                 Warranty deed to Buyer, in recordable form, conveying title in fee simple to the Purchased Real Property;

(e)                                  The Title Policy issued by Title Company, dated the Closing Date, shall (i) be in the amount of $2,000,000, and (ii) be in the form of American Land Title Association Owner’s Policy, 1970 Form B, subject only to the standard exclusions from coverage contained in such policy and the applicable Permitted Exceptions.

(f)                                    an affidavit stating Seller’s U.S. taxpayer identification number and that Seller is a “United States person,” as defined by Sections 1445(f)(3) and 7701(b) of the Code;

(g)                                 Originals of, and duly executed assignments of, all of the following:  (i) the Personal Property Leases (if such Leases or a memorandum thereof has been recorded, such assignments shall be in recordable form); and (ii) all other Purchased Contracts and Permits;

(h)                                 An ALTA Loan and Extended Coverage Policy Statement and “gap” undertaking in form reasonably required by the Title Company.

(i)                                     Certificates of title for all Vehicles, duly endorsed for transfer to Buyer and keys for all Vehicles;

(j)                                     The Seller Consents;

(k)                                  A certificate of the secretary of Seller certifying resolutions of the board of directors of Seller and of the stockholders of Seller approving and authorizing the execution, delivery and performance of this Agreement and its Ancillary Agreements and the consummation by Seller of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Seller);

(l)                                     A Certificate of Good Standing for Seller from the State of Iowa;

(m)                               an opinion, dated the Closing Date, of Husch & Eppenberger, LLC, counsel for Seller, in form satisfactory to Buyer and its counsel and containing such opinions that are typically covered in such opinions;

(n)                                 The certificate of Seller specified in Section 6.1 of this Agreement;

(o)                                 A Termination of Employment Agreement (the “Termination Agreement”) among MIG, Seller and Robert J. Janeczko in the form of the attached Exhibit 2.3(o) signed by MIG and Seller; and

(p)                                 Other instruments of transfer reasonably required by Buyer to evidence the transfer of the Purchased Assets to Buyer, including assignments with respect to any Intellectual Property registered, recorded or filed with any Governmental Authority, in form suitable for registration, recordation or filing with such Governmental Authority, in each case duly executed by Seller.

2.4.                              Deliveries by Buyer.  At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a)                                  The Purchase Price due at Closing, by wire transfer of immediately available funds in U.S. dollars to the account designated on Schedule 2.2 by Seller and the Notes;

(b)                                 The Assignment and Assumption Agreement, duly executed by Buyer;

(c)                                  The Noncompetition Agreement;

(d)                                 The certificate of Buyer specified in Section6.2 of this Agreement;

(e)                                  A certificate of the secretary of Buyer certifying resolutions of the board of directors of Buyer approving and authorizing this Agreement and its Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Buyer);

(f)                                    The Termination Agreement executed by Robert J. Janeczko; and

(g)                                 An opinion, dated the Closing Date, of Ahlers, Cooney, Doeweiler, Haynie, Smith & Allbee, P.C., counsel for Buyer, in form satisfactory to Seller and its counsel and containing such opinions that are typically covered in such opinions.

Allocation of Consideration.  The Purchase Price for the Purchased Assets shall be allocated among the Purchased Assets in accordance with a schedule prepared by Buyer and delivered to Seller within one-hundred-twenty (120) days after the Closing Date and consented to by Seller, which consent shall not be unreasonably withheld.  Following the Closing, Buyer and Seller in connection with their respective U.S. federal, state and local income Tax Returns and other filings (including Internal Revenue Service Form 8594), shall not take any position inconsistent with such allocation.  Any adjustment to the Purchase Price shall be allocated as provided by Temp. Treas. Reg. § 1.1060-1T(f).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

3.1.                              Organization and Qualification.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.  Seller has all requisite power to own is properties and carry on the business and operations of the Seller Business as now conducted by Seller.  Seller is duly licensed or qualified to do business in each jurisdiction in which it is required to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

3.2.                              Due Execution.  All corporate acts required to be taken by Seller to authorize the execution and delivery of this Agreement and transactions contemplated hereby have been duly and properly taken.  This Agreement has been, and the Ancillary Agreements and other documents and instruments to be delivered by Seller or MIG at the Closing will be, duly and validly executed and delivered by Seller and, assuming this Agreement, the Ancillary Agreements and such other documents and instruments will constitute valid and legally binding obligations of Buyer, will constitute the valid and legally binding obligations of Seller or MIG, as the case may be, enforceable against it in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar Laws affecting or limiting the enforcement of creditors rights generally and except as such enforceability is subject to general principles of equity.

3.3.                              Consents; No Conflicts.

(a)                                  Except for the consents set forth on Schedule 3.3 (the “Seller Consents”), no consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Seller of this Agreement and its Ancillary Agreements or the consummation by Seller of the transactions contemplated hereby or thereby.

(b)                                 Except as set forth on Schedule 3.3, the execution, delivery and performance by Seller of this Agreement and its Ancillary Agreements and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not (i) violate any Law applicable to Seller, the Seller Business or any of the Assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the Assets under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Seller is a party or by which Seller or any of its assets are bound; (iii) permit the acceleration of the maturity of any indebtedness of Seller or indebtedness secured by any of the Assets; or (iv) violate or conflict with any provision of any of the articles of incorporation, bylaws or similar organizational instruments of Seller.

3.4                                 Taxes.

(a)                                  All federal, state, local and foreign income, corporation and other Tax Returns have been filed for Seller and all other filings in respect of Taxes have been made for Seller (or will be filed or made prior to the due dates therefor) for all periods through and including the Closing Date as required by applicable Law.  All Taxes shown as due on all such Tax Returns and other filings have been paid (or will be paid prior to the due dates therefor).  Each such Tax Return and filing is true, accurate and complete and Seller does not and will not have any additional liability for Taxes with respect to any Tax Return or other filing heretofore filed or which was required by Law to be filed, other than as reflected as liabilities on the

Financial Statements.  There are no Tax Liens (other than Liens for current Taxes not yet due and payable) upon any of the Assets.  All Taxes that Seller is required by Law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose.

(b)                                 Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Code.

(c)                                  Except as set forth on Schedule 3.4, none of the Assets constitutes a joint venture, partnership or other arrangement or contract which is treated as a partnership for Federal income tax purposes.

(d)                                 Except as set forth on Schedule 3.4, none of the Purchased Assets constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the Purchased Assets is subject to a lease, safe harbor lease or other arrangement as a result of which Seller is not treated as the owner for federal income tax purposes.

3.5                                 Litigation.

(a)                                  Except as set forth on Schedule 3.5, there are no actions, suits, mediation, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or threatened against or affecting Seller or any of its officers, directors, employees, agents or stockholders in their capacity as such with respect to the Seller Business or any of the Assets, and Seller is not aware of any facts or circumstances which may give rise to any of the foregoing.  Except as set forth on Schedule 3.5, all of the proceedings pending or threatened against Seller with respect to the Seller Business or any of the Assets are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth on such Schedule.  Except as set forth on Schedule 3.5, Seller is not subject, in connection with the Seller Business or any of the Assets, to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority.  Seller has not entered into any agreement to settle or compromise any proceeding pending or threatened against it with respect to the Seller Business or any of the Assets which has involved any obligation other than the payment of money or for which Seller has any continuing obligation.

(b)                                 There are no claims, actions, suits, proceedings or investigations pending or threatened by or against Seller with respect to this Agreement or any of the Ancillary Agreements, or in connection with the transactions contemplated hereby or thereby, and Seller has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

3.6                                 Intellectual Property.

(a)                                  Schedule 3.6 sets forth a complete and accurate list of all patents, patent applications, registered trademarks and service marks, trademark and service mark applications, material unregistered trademarks and service marks, copyright registrations, copyright applications and domain names owned by the Seller.  Other than as set forth on Schedule 3.6, the Seller owns the registered Intellectual Property listed on Schedule 3.6 free and clear of any Lien.

(b)                                 Seller has not received written notice that its Intellectual Property infringes or otherwise violates the Intellectual Property of any other Person. To Seller’s Knowledge, no other Person is infringing or otherwise violating, and no Intellectual Property owned or used by any other Person infringes or otherwise violates, any Intellectual Property of Seller.  Seller has not (x) licensed any of its Intellectual Property to any Person on an exclusive basis, or (y) entered into any agreement limiting its ability to exploit fully any of its Intellectual Property or to transact business in any market or geographical area or with any Person.

3.7                                 Title to Properties.  Except as set forth on Schedule 3.7, Seller has good and marketable and valid record and equitable title to, and is the lawful owner of, the Purchased Assets, free and clear of any Lien (other than Permitted Exceptions).  Seller has the full right to sell, convey, transfer, assign and deliver the Purchased Assets to Buyer, and, at and as of the Closing, Seller will convey the Purchased Assets to Buyer by deeds, bills of sale, certificates of title and instruments of assignment and transfer effective to vest in Buyer, and Buyer shall have, good and marketable and valid record and equitable title to all of the Purchased Assets, free and clear of all Liens (other than Permitted Exceptions).

3.8                                 Employment and Labor Matters.  Seller has provided Buyer with a true, accurate and complete list of the names and titles or job descriptions of each employee of Seller wholly or primarily dedicated to the Seller Business and each employee of Seller who devotes a material portion of his or her time to the Seller Business (the “Affected Employees”) and each consultant of Seller and the annual compensation payable to each such individual for the current fiscal year.  Except as set forth on Schedule 3.8, since January 1, 2003, there has been no change in compensation, by means of wages, salaries, bonuses, gratuities or otherwise, to any Affected Employee or consultant of Seller, or any change in compensation to Affected Employees for reimbursable business expenses.  Except for the Affected Employees, there is no employee of any Affiliate of Seller wholly or primarily dedicated to the Seller Business or who devotes a material portion of his or her time to the Seller Business.  Seller has and currently is conducting the Seller Business in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment.  With respect to the Affected Employees, Seller has withheld all amounts required by law or agreement to be withheld from the wages or salaries of, and other payments to such Affected Employees and any former Affected Employees and is not liable for any arrearage of wages, salaries or other payments to such employees and any former employees or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth on Schedule 3.8, Seller’s relationship with the Affected Employees is good and there is, and during the past five (5) years there has been, no labor strike, dispute, slowdown, work stoppage or other labor difficulty actually pending or threatened involving the Seller Business.  None of the Affected Employees is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and, to the best of Seller’s knowledge, no attempt is currently being made or during the past three (3) years has been made to organize any of its employees to form or enter into any labor union or similar organization. Except as set forth on Schedule 3.8, with respect to the Seller Business, (i) there is no unfair labor practice charge or complaint relating to the Seller Business against Seller pending or, to Seller’s Knowledge, threatened, before the National Labor Relations Board or similar governmental agency outside of the United States, (ii) there is no pending, or, to Seller’s Knowledge, threatened, grievance, arbitration, demand letter or claim involving employees of the Seller Business claiming damages in excess of $10,000, and (iii) there is no discrimination charge by employees of the Seller Business with respect to the Seller Business pending before the Equal Employment Opportunity Commission or any other similar governmental entity responsible for the prevention of unlawful employment practices.

3.9                                 Financial Statements.  Seller has provided to Buyer a copy of the balance sheet and the related income statement for the Seller Business for the twelve (12) month period ended as of December 31, 2002 (“Annual Financial Statements”) and the balance sheet and related income statement for the Seller Business for the five (5) month period ended as of May 24, 2003 (the “Interim Financial Statements, and collectively with the Annual Financial Statements, the “Financial Statements”).  The Financial Statements present fairly the financial position and results of operations of the Seller Business for the periods covered thereby and (a) have been prepared in accordance with the books and records of Seller and (b) were prepared in accordance with United States generally accepted accounting principles (GAAP) consistently applied with past practice and in the ordinary course of business,  subject in the case of the Interim Financial Statements to normal recurring year-end adjustments and the absence of notes and subject to the effect of any adjustments arising out of the accounting inquiry currently being concluded.  The books of account and other financial records of Seller related to the Financial Statements, machinery and equipment, inventory, receivables, intellectual property, contracts, real property, prepaid expenses/deposits and all liabilities are complete and correct, are maintained in accordance with good business and financial practices.  Attached as Schedule 3.9 is a true and complete listing of the accounts payable and other current liabilities, as defined by GAAP, of the Seller as of a date in May, 2003.

3.10                           Absence of Certain Changes or Events.  Except as disclosed on Schedule 3.10, from the date of the Annual Financial Statements to the date hereof (a) Seller has conducted the business and operations of the Seller Business in the ordinary course of business, except for matters that individually or in the aggregate have not resulted in a Material Adverse Effect, and (b) there has been no change in the condition of the Seller Business or the Purchased Assets, other than any such changes in the ordinary course of business or that, individually or in the aggregate, have not resulted in a Material Adverse Change.

3.11                           Condition and Sufficiency of Assets.  Except as set forth on Schedule 3.11, all of the tangible Purchased Assets, whether real or personal, owned or leased, are in sufficient operating condition and repair (with the exception of normal wear and tear).  The Purchased Assets constitute all the assets, properties and rights (except for the Excluded Assets) that are required for or currently used in connection with the conduct of the Seller Business as it is presently conducted and has been conducted since December 31, 2001.  Schedules 1.1(a) and 1.1(j) lists all equipment, machinery, tools and dies owned by Seller and used in the Seller Business, or as to which Seller has the right to use and is used in Seller Business.  Seller has all equipment, machinery, tools and dies needed to serve its customers in the ordinary course.

3.12                           Real Property.  Schedule 1.1(f) sets forth legal descriptions of all of the parcels of land owned by Seller and used or held for use in, or related to, in whole or in part, the Seller Business and the addresses for such parcels.

3.13                           Inventory.  Schedule 3.13 sets forth a true, accurate and complete description of the nature, amount and location of the Inventory included in the Purchased Assets as of May 24, 2003. Except as set forth on Schedule 3.13, none of such items of Inventory has been pledged or otherwise given as collateral, or is held by Seller on assignment or consignment.

3.14                           Accounts Receivable.  Except as set forth on Schedule 3.14, (a) each Account Receivable represents a sale made in the ordinary course of business which arose pursuant to an enforceable written Contract for a bona fide sale of goods or for services performed, (b) Seller has performed all of its obligations to produce the goods or perform the services to which such Account Receivable relates, (c) the Accounts Receivable outstanding at May 24, 2003 are collectable in accordance with their terms net of any reserve set forth on the balance sheet at May 24, 2003 contained in the Interim Financial Statements and (d) the Accounts Receivable outstanding at the Closing Date are collectable in accordance with their terms net of a reserve that bears the same proportion to such Accounts Receivable as the reserve set forth on the balance sheet at December 31, 2002 contained in the Interim Financial Statements bears to the Accounts Receivable outstanding at December 31, 2002.

3.15                           Occupational and Safety Health Act; Environmental Matters.  Except as set forth on Schedule 3.15:

(a)                                  Seller has not received any written notice from a Government Authority that the Purchased Assets or the Seller Business have not  been in the preceding three fiscal years or are presently not in compliance with the Occupational Safety and Health Act (“OSHA”) and any applicable state provisions, and to the Knowledge of Seller the Purchased Assets and the operations of Seller related to the Seller Business are in compliance with OSHA and any similar or related applicable state law provisions;

(b)                                 Seller is in possession of all Environmental Permits required for the operation of the Purchased Assets or the conduct or operation of the Seller Business (or any part thereof) and is in full compliance with all of the requirements and limitations included in such Environmental Permits;

(c)                                  Seller has not received any notice from any Governmental Authority or any other Person that any aspect of the Seller Business or the operation thereof or any of the Purchased Assets is in violation of any Environmental Law or Environmental Permit, or that Seller is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location;

(d)                                 Seller has not transported or arranged for the transportation of, any Hazardous Substances from the Purchased Real Property to any site which is the subject of federal, state or local enforcement actions, or to the Knowledge of Seller any other governmental or private investigations.

(e)                                  Seller is not subject to any pending or, to Seller’s Knowledge, threatened litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violation of any Environmental Law concerning any of the Purchased Assets or the Seller Business;

3.16                           Contracts.  Schedule 3.16 sets forth a true, accurate and complete list of all Contracts and arrangements of the following types to which Seller is a party or by which it is bound and which relate to, in whole or in part, the Assets or which or are used or held for use in, or relate to, in whole or in part, the Seller Business, or to which any of the Assets is subject:

(a)                                  Any collective bargaining agreement;

(b)                                 Any Contract or arrangement of any kind with any director, officer, stockholder or employee of Seller or any of the respective Affiliates of such individuals, and any Contract or other arrangement of any kind with any Affiliate of Seller;

(c)                                  Any Contract or arrangement with any Person for the purchase or sale of goods or services for resale to end-user customers;

(d)                                 Any Customer Contract;

(e)                                  Any Contract or arrangement pursuant to which Seller grants or is granted any license or other rights to use any of the Assets or any rights of joint use with respect to any of the Assets (other than any Personal Property Lease or Intellectual Property License);

(f)                                    Any Contract or arrangement that either (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $10,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $10,000 or (ii) has a term, or requires the performance of any obligations by Seller over a period, in excess of one (1) year;

(g)                                 Any Contract or arrangement with a sales representative, manufacturer’s representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person;

(h)                                 Any Contract or arrangement pursuant to which Seller has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

(i)                                     Any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other Contract or arrangement relating to the borrowing of funds, an extension of credit or financing;

(j)                                     Any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

(k)                                  Any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of Seller;

(l)                                     Any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of Seller, or Seller is granted the authority to act for or on behalf of any Person;

(m)                               Any Contract, whether or not fully performed, relating to any acquisition or disposition of any stock of, or any material portion of the assets of, Seller, or any acquisition or disposition of any subsidiary, division, line of business or real property of Seller;

(n)                                 Any Contract not made in the ordinary course of business and consistent with past practice and that is to be performed in whole or in part at or after the date of this Agreement; and

(o)                                 Any Contract not specified above that is material to the Seller Business.

Seller has delivered to Buyer (i) true, accurate and complete copies of each document set forth on Schedule 3.16 as amended or modified and each of the Contracts included in the Purchased Contracts and Permits as amended or modified (collectively, the “Identified Contracts”) and (ii) a written description of each oral arrangement so listed on Schedule 3.16.  Except as set forth on Schedule 3.16, all such Identified Contracts and arrangements have been entered into by Seller in the ordinary course of business and are on terms that are no less favorable to Seller than the terms which could be obtained from an unrelated third party and, if cancelled at any time, would not have a Material Adverse Effect.  Seller has delivered to Buyer true, accurate and complete copies of each form of agreement that has been used in the business and is in effect with respect to any third party.

3.17                           Permits.  Schedule 3.17 sets forth a true, accurate and complete list of all Permits held by Seller with respect to the Assets or the Seller Business.  All such Permits are in full force and effect.  Except for the Permits set forth on Schedule 3.17, there are no Permits, whether federal, state, local or foreign, which are necessary for the lawful ownership or use of the Assets or operation of the Seller Business.  Schedule 1.2(g) sets forth a true, accurate and complete list of all Permits held by Seller with respect to the Assets or the Seller Business that are transferable to Buyer.

3.18                           Insurance.

(a)                                  The Assets and Seller Business are covered by policies of fire and casualty, liability, workmen’s compensation, title and other forms of insurance held by Seller or its Affiliates appropriate in term and amount for a business of the nature of the Seller Business.  All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid (or will be paid by Seller prior to the due dates therefor), and no notice of cancellation or termination has been received with respect to any such policy.  Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which Seller is a party, and are valid, outstanding and enforceable policies.

(b)                                 Schedule 3.18 sets forth a true, accurate and complete list of all claims which have been made by Seller within the past two (2) years under any workmen’s compensation, general liability, property or other insurance policy held by Seller or its Affiliates with respect to the Assets or the operations of the Seller Business.  Except as set forth on Schedule 3.18, there are no pending or threatened claims under any insurance policy with respect thereto.  Such claim information includes the following information with respect to each accident, loss or other event: (i) the identity of the claimant; (ii) the date of the occurrence; (iii) the status as of the report date and (iv) the amounts paid or expected to be paid or recovered.

3.19                           Employee Benefit Plans and Employment Agreements.  True, accurate and complete copies or descriptions of all “employee welfare benefit plans” or “employee pension benefit plans” as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, and all retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plans, vacation pay, severance pay, bonus or benefit arrangements, insurance or hospitalization programs or any other fringe benefit arrangements (whether pursuant to Contract, arrangement, custom or informal understanding) which do not constitute “employee benefit plans” (as defined in section 3(3) of ERISA) and all employment agreements, covering any Affected Employee (collectively, the “Benefit Plans”) have been supplied to Buyer.

3.20                           Capital Improvements. Schedule 3.20 sets forth a true, accurate and complete list of all of the capital improvements and purchases and other capital expenditures to which Seller has committed with respect to the Seller Business or for which it has contracted with respect to the Seller Business and which in any event have not been completed prior to the date hereof and the cost and expense reasonably estimated to complete such work and purchases.

3.21                           No Defaults or Violations.  Except as set forth on Schedule 3.21:

(a)                                  Seller has not breached any provision of, nor is it in default under the terms of, any Identified Contract and no other party to any Identified Contract has breached any provision of, or is in default under the terms of, any Identified Contract.

(b)                                 The Seller Business and each of the Assets is in full compliance with, and no violation exists under, any and all Laws applicable to the Seller Business and the Assets.

(c)                                  No notice from any Governmental Authority has been received by Seller with respect to the Seller Business claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

3.22                           Customers and Suppliers.

(a)                                  Schedule 3.22 sets forth a true, accurate and complete list:

(i)                                     of the twenty (20) largest customers of the Seller Business in terms of revenue earned during each of the two (2) most recently completed fiscal years and the portion of the current fiscal year prior to the date of this Agreement (collectively, the “Major Customers”), showing the total revenue earned in each such period from each such customer; and

(ii)                                  of the twenty (20) largest suppliers of the Seller Business in terms of purchases during the two (2) most recently completed fiscal years and the portion of current fiscal year prior to the date of this Agreement (collectively, the “Major Suppliers”), and showing the total purchases in each such period from each such supplier.

Prior to Closing, Seller will provide Buyer with a true, accurate and complete list of all customers and vendors of the Company since December 31, 2002.

(b)                                 Since December 31, 2002, except as set forth on Schedule 3.22, there has not been any Material Adverse Change in the business relationship, and there has been no material dispute, between Seller and any Major Customer or Major Supplier, and there are no indications that any Major Customer or Major Supplier intends to reduce its purchases from, or sales to, Seller.

3.23                           Information and Records.  The Information and Records are true, accurate and complete and, at Seller’s expense, will be transferred to Buyer at or after the Closing promptly at Buyer’s request in such form and format (including disaggregating such data from other data of Seller).

3.24                           Product Warranties.  Except as set forth on Schedule 3.24, with respect to the Seller Business, there is no claim against or liability of Seller (or any predecessor of Seller) on account of product warranties or with respect to the manufacture, sale, distribution or rental of defective products and there is no basis for any such claim on account of defective products heretofore manufactured, sold, distributed or rented.  Schedule 3.24 sets forth a summary of all product liability claims filed against Seller (or any predecessor of Seller) with respect to the Seller Business within the past three (3) years.  Schedule 3.24 sets forth copies of all product warranties issued for products of the Seller Business during the past two (2) years. In each of the past two years, warranty claims have not exceeded 2% of the net sales of the Seller Business for that year.

3.25                           Brokers.  Seller has not used any broker or finder in connection with the transactions contemplated hereby, and Buyer has not and shall have no liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by Seller in connection with any of the transactions contemplated by this Agreement or the Ancillary Agreements.

3.26                           Affiliate Transactions.  No Assets of Seller have been assigned or transferred to MIG or any Affiliate of MIG from December 31, 2002 to the date hereof. None of the Seller, MIG or any of their Affiliates is a party to, or has any interest in any party to, any Identified Contract and none of those persons has any claim or right against the Seller. None of Seller, MIG or its Affiliates, own any interest in business engaged in competition within the Seller Business.

3.27                           Accuracy of Statements.  Neither this Agreement nor any Ancillary Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished by or on behalf of Seller to Buyer or any representative or Affiliate of Buyer in connection with this Agreement, any Ancillary Agreement or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

4.1.                              Organization and Qualification.  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Iowa .  Buyer has the requisite corporate power to own its properties and carry on its business as now conducted.  Buyer is duly licensed or qualified to do business in each jurisdiction in which it is required to be licensed or qualified to do business, except where the failure to be so licensed or qualified would not have a material adverse effect on Buyer.

4.2.                              Due Execution.  All corporate acts required to be taken by Buyer to authorize the execution and delivery of this Agreement and transactions contemplated hereby have been duly and properly taken.  This Agreement has been, and the Ancillary Agreements and other documents and instruments to be delivered by Buyer at each of the Closings will be, duly and validly executed and delivered by Buyer and, assuming this Agreement, the Ancillary Agreements and such other documents and instruments will constitute the valid and legally binding obligations of Buyer or MIG, as the case may be, enforceable against it in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar Laws affecting or limiting the enforcement of creditors rights generally and except as such enforceability is subject to general principles of equity.

4.3.                              Consents; No Conflicts.

(a)                                  No consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Buyer of this Agreement and its Ancillary Agreements or the consummation by Buyer of the transactions contemplated hereby or thereby.

(b)                                 The execution, delivery and performance by Buyer of this Agreement and its Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not (i) violate any Law applicable to Buyer; or (ii) violate or conflict with any provision of any of the articles of incorporation, bylaws or similar organizational instruments of Buyer.

4.4.                              Litigation.  Buyer has no Knowledge of any suit, action, claim, arbitration or other proceeding (administrative or otherwise), pending or, to Buyer’s Knowledge, threatened in writing against Buyer relating to the Seller Business or the Purchased Assets, or Buyer’s ability or authority to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

4.5.                              Financing.  Buyer will have sufficient funds or financing in place to fund timely the consideration to be paid at the Closing to Seller for the Purchased Assets, at the time payment of such funds are required, and to perform its obligations and consummate the transactions contemplated hereunder, subject to satisfaction of the Financing Condition (as defined herein).

ARTICLE V

COVENANTS

5.1.                              Operation of the Seller Business.

(a)                                  Until the Closing, Seller shall incur and pay costs and otherwise operate the Seller Business only in the usual, regular and ordinary course and in a manner consistent with past practice, and shall use its best efforts to (i) preserve intact the present business organization and personnel of the Seller Business, (ii) preserve the goodwill and advantageous relationships of the Seller Business with customers, suppliers, independent contractors, employees and other Persons material to the operation of the Seller Business, (iii) prevent any event that could have a Material Adverse Effect and (iv) not permit any action or omission that would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached.

(b)                                 Without limiting the generality of clause (a), until the Closing, except with the prior written consent of Buyer, Seller will not with respect to the Seller Business or any of the Assets: (i) make any modifications or amendments to any Identified Contract, (ii) waive, settle or compromise any Assigned Seller Claims, (iii) enter into any compromise or settlement of any pending or threatened claim or litigation material to the Purchased Assets, (iv) sell, lease or otherwise dispose of any Purchased Assets other than inventory and worn-out or obsolete assets in the ordinary course of business, (v) take any action that would result in a Material Adverse Effect, and (vi) agree or commit to do any of the foregoing.

(c)                                  During the period from the date of this Agreement to the Closing, Seller will notify Buyer promptly if (i) any customer requests return of any property identified on Schedule 1.1(j), or (ii) outside the ordinary course of business any customer notifies the Seller in writing of its intention to reduce its purchases from Seller.

5.2.                              Access.  From the date hereof until the last Closing, Seller shall give Buyer and its representatives full and free access during normal business hours, on reasonable notice, and so long as such access does not disrupt Seller’s operations or damage any of its assets or properties, to all personnel, properties and records of the Seller Business.

5.3.                              Records and Documents.  From and after the last Closing, (a) Seller shall grant to Buyer and its representatives, at Buyer’s reasonable request, reasonable access to and the right to make copies at Buyer’s sole expense of those records and documents retained by Seller and related to the Seller Business, or the Purchased Assets, as may be reasonably necessary for Buyer’s use of the Purchased Assets, and (b) Buyer shall grant to Seller and its representatives, at Seller’s reasonable request, reasonable access to and the right to make copies at Seller’s sole expense of those records and documents relating to any period prior to the Closing and relating to the Seller Business or the Purchased Assets as may be reasonably necessary for litigation, preparation of financial statements, Tax returns and audits or other legitimate business or legal purposes.  If Buyer elects to dispose of any of such records or documents within one (1) year after the later to occur of the Closing Date, Buyer shall first give Seller sixty (60) days written notice, during which period Seller shall have the right to take such records without payment or other consideration.

5.4.                              Confidentiality.  Each party hereby agrees that it will not disclose, nor will it permit any of its employees, agents or representatives to disclose, to any third party any confidential information obtained from the other party in connection with this Agreement, the Ancillary Agreements, or the transactions contemplated hereby or thereby, the fact that discussions regarding such transactions are taking place or that this Agreement has been executed.  If this Agreement is terminated in accordance with Section 7.1 hereof, promptly after termination, each party shall destroy or return to the other party all such confidential information, including any copies, extracts or other reproductions in whole or in part.  Such return or destruction shall be certified in writing to each party by an authorized officer of the other party.  The provisions of this Section 5.4 shall survive any termination of this Agreement.

5.5.                              Reasonable Efforts.  Upon the terms and subject to the conditions herein provided, each of the parties hereto shall use its respective commercially reasonable, good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in this Agreement are satisfied and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Agreements.

5.6.                              Employee Matters.

(a)                                  On the Closing Date, Seller shall discontinue the employment of its employees (the “Affected Employees”).  Buyer shall make offers of employment to such Affected Employees conditional upon the Closing.  The terms and conditions of such offers of employment shall be substantially similar to the terms and conditions of such employees’ employment immediately preceding the Closing.  Seller shall not take any actions that dissuade any such employee from accepting any such offer.  Each such Affected Employee who accepts any such offer of employment shall be referred to herein as a “Hired Employee.”

(b)                                 With respect to all Affected Employees (including Hired Employees), Seller shall be responsible for and shall pay, on or prior to the Closing Date, all wages, bonuses, vacation pay, pay for other compensated absences and other remuneration (including mandatory or discretionary benefits) earned or accrued by such employees as of the close of business on the Closing Date, including any related payroll deductions (such as FICA and any pension or other employee benefit plan contributions and employment Taxes) with respect thereto, regardless of whether such amounts have been accrued on the books of Seller at the close of business on the Closing Date.

(c)                                  Seller shall have liability for and shall pay all severance payments (if any) due to any of the Affected Employees (including any Hired Employee) as a result of the termination of their employment with Seller.

(d)                                 Seller shall retain all, and Buyer shall not purchase any assets of, and Buyer shall not assume and shall not be deemed to have assumed any liability or responsibility for any obligations or liabilities under, with respect to or arising in connection with, any Benefit Plan or with respect to any Affected Employee, including Hired Employees. As to any Hired Employee, Buyer shall have no obligation to credit such Hired Employee with (i) service with Seller for any purpose under Buyer’s employee benefit plans, including eligibility, vesting, and benefit accrual, or (ii) any deductibles and out-of-pocket expenses incurred by the employee as a Seller employee during the calendar year in which the Closing Date occurs.

(e)                                  It is understood and agreed between the parties that all provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other Person, including any Hired Employee, any participant in any benefit or compensation plan or any beneficiary thereof.

5.7.                              Communications.  The Chief Executive Officer of Buyer, accompanied by a representative of Seller, may conduct interviews of Seller’s current top twenty (20) customers prior to the Closing for purposes of facilitating the transfer to Buyer of the Seller Business.  No party shall issue a press release or otherwise make any public statements with respect to the transactions contemplated hereby, except as may be required by Law, by obligations pursuant to any listing agreement with any national securities exchange or over-the-counter market (in which case the party required to make such public statement shall notify the other party prior to making such public statement), without the prior consent of the others, which consent shall not be unreasonably withheld.

5.8                                 Tax Matters.

(a)                                  After the Closing, Seller shall make available to Buyer such records as Buyer may require for the preparation of any Tax Returns or other similar governmental reports or forms required to be filed by Buyer and such records as Buyer may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental report or form.  Seller shall comply with the requirements of applicable tax Laws governing bulk sales of assets or sales of assets outside the ordinary course of business and shall provide evidence to Buyer prior to Closing that all required filings have been made and certification from the relevant taxing Governmental Authorities that there is no tax liability to which Buyer may be subject under such Laws.

(b)                                 After the Closing, Buyer shall make available to Seller such records as Seller may require for the preparation of any Tax Returns or other similar governmental reports or forms required to be filed by Seller and such records as Seller may require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental report or form.

5.9                                 Cooperation.   Prior to the Closing, Seller shall cooperate with Buyer and shall take all actions reasonably requested by Buyer to ensure a smooth transition of the customers of the Seller Business from Seller to Buyer, including participating in joint marketing efforts, allowing access to communications channels with such customers and providing information regarding such transition to such customers.

5.10                           Title Insurance.

(a)                                  As soon as practicable following the execution of this Agreement, a commitment to issue an ALTA 1992 Form B owner’s title insurance policy (the “Title Commitment”) issued through Chicago Title Insurance Company (the “Title Company”) in an amount not less than $2,000,000, subject only to the standard exclusions from coverage contained in such policy and the applicable Permitted Exceptions. Buyer shall notify Seller promptly in writing of any title matters which Buyer does not consider to be a Permitted Exception.  Any matters shown on the Title Commitment to which Buyer does not object prior to Closing shall be deemed to be Permitted Exceptions.  “Permitted Exceptions” means those Liens or other encumbrances which may be cleared by the payment of money at Closing and those covenants, easements, and restrictions of record that do not have a Material Adverse Effect on the use of the Real Property in the Seller Business.

(b)                                 At the Closing, Seller shall cause to be issued to Buyer or Buyer’s nominee a title policy (or a so called “marked-up commitment” obligating the Title Company to issue its title policy in the form of the Title Commitment) covering title to the Purchased Real Property on the date thereof in accordance with the Title Commitment (the “Title Policy”).

5.11                           Destruction or Condemnation of Real Property.   Prior to the Closing, Seller shall give prompt written notice to Buyer of any damage or destruction to any of the improvements on the Purchased Real Property or the threat or commencement of any condemnation proceedings against any of the Purchased Real Property.  If, prior to the Closing, any of the improvements on the Purchased Real Property are damaged or destroyed such that the cost of repair is reasonably likely not to exceed $500,000, Seller shall promptly cause such repairs to be made prior to the Closing at Seller’s expense.  If, prior to the Closing, any of the improvements on the Purchased Real Property are damaged or destroyed such that the aggregate cost of repair is reasonably likely to exceed $500,000, or a condemnation against any of the Purchased Real Property is threatened or commenced, Buyer shall elect by written notice to Seller given within twenty (20) days after the receipt of notice thereof from Seller to either (a) terminate this Agreement or (b) receive from Seller any insurance proceeds or awards or condemnation awards to be paid to Seller in connection with such damage, destruction or condemnation, in which case at the Closing Seller shall make an assignment of such proceeds to Buyer and Buyer shall have the right to deduct the amount of any deductible applicable to such damage or destruction under Seller’s casualty insurance from the Purchase Price.  If Buyer does not make any election within such 20-day period, Buyer shall be deemed to have elected to proceed in accordance with the terms of clause (b) above.

5.12.                        Corporate Name Change.  As soon as practicable after the Closing, the Seller will, and MIG will cause Seller to, take all action necessary to change the corporate name of the Seller, so that the names “Mid-Central Plastics” is no longer used by Seller.

5.13                         Real Estate Matters; Condition of Property; Disclaimer; Release of Claims.

(a)                                  Buyer may, prior to Closing, at Buyer’s sole cost and expense, engage in the planning of the Buyer’s use of the Purchased Real Property; provided, however, that such planning may consist solely of the following activities and no others whatsoever:

(i)                                     Studies and tests, including, without limitation, surveys, soil borings and tests, engineering, environmental, zoning, traffic, and such other studies and tests as Buyer reasonably deems necessary or desirable to evaluate the Property for its intended use of the Purchased Real Property, subject to Seller’s right to use the Purchased Real Property throughout the term of this Agreement in any manner deemed necessary or desirable by Seller, in Seller’s sole discretion, as its Seller Business.

(ii)                                  Procurement, reinstatement, maintenance and modification of Permits with respect to the planned use of the Purchased Real Property, whether the same (a) pertain to land use, zoning, or related matters, (b) are issued or to be issued by Federal, state or local governmental bodies, authorities or agencies or (c) are now or hereafter in effect, pending, planned or contemplated, including without limitation, the preparation and submission of applications therefor, the appearance at and participation in hearings and meetings in connection therewith, to the extent reasonably deemed necessary or desirable by Buyer to plan and implement its intended use of the Purchased Real Property; provided, however that each such Permit or application therefor shall explicitly state that such Permit shall not be:

a.                                       effective until either (a) the receipt by the issuing governmental or quasi-governmental authority of written approval of the Permit and conditions thereto by the Seller, or (b) Seller’s conveyance of title to the Purchased Real Property to Buyer and Buyer’s acceptance thereof; and

b.                                      personal to Buyer but shall run with the land for the benefit of the Purchased Real Property and the owner of any fee, leasehold or other property interest in the Purchased Real Property.

(b)                                 From the date hereof to the Closing, Buyer, its employees, agents, representatives or independent contractors shall have the right to enter upon the Property, or any part thereof, at any time and from time to time for the purpose of conducting such surveys, studies, inspections and tests which Buyer reasonably deems desirable or appropriate; provided, however, that Buyer shall not in any manner interfere with or obstruct any activity being conducted by Seller or Seller’s agents, employees, licensees, invitees, or guests on the Real Purchased Property or any portion thereof by reason of Buyer’s right to enter the Purchased Real Property or the conduct of surveys, studies, inspections and tests pursuant to this Section 5.13.

(c)                                  Buyer and its employees, agents, representatives and contractors shall not do or omit to do on the Purchased Real Property anything which could cause injury to or death of persons or loss of or damage to property, including the Purchased Real Property, in connection with, or as a result of any entry or entries upon the Purchased Real Property by Buyer, its employees, agents, contractors, guests, invitees, or licensees.  All and any part of the Purchased Real Property shall be restored to the condition such property was in immediately prior to each test, survey, study or inspection of the Purchased Real Property.

(d)                                 Buyer shall indemnify, protect, save and hold forever harmless Seller from and against all liabilities, obligations, claims, damages, losses, settlement payments, encumbrances, penalties, causes of action, costs and expenses, including without limitation, court costs and reasonable attorneys’ fees and expenses, which Seller may incur, suffer of sustain by reason of:

(i)                                     Any injury to or death of persons or loss of or damage to property, including the Purchased Real Property, in connection with, or as a result of, any entry or entries upon the Purchased Real Property by Buyer, its employees, agents, contractors, guests, invitees or licensees;

(ii)                                  The performance of any labor or services for the account or benefit of Buyer or persons claiming under Buyer in connection with this Agreement.

(iii)                               Any and all loss, injury, damage or deficiency resulting from any non-fulfillment of any promise, covenant, obligation or agreement by Buyer under this Agreement.

Buyer shall reimburse Seller on written demand for any and all such loss, injury, damage or deficiency incurred by Seller with respect to all such liabilities, claims, costs and expenses.  Buyer’s indemnification hereunder shall survive the expiration or termination of this Agreement for any reason whatsoever or the Closing of the sale of the Purchased Real Property to Buyer.

(e)                                  Buyer acknowledges that Buyer is familiar with the Purchased Real Property and has relied on Buyer’s personal knowledge of the Purchased Real Property, rather than any representation of Seller or Seller’s agents or contractors in connection with Buyer’s negotiations with Seller.  Buyer acknowledges that it has been advised of certain environmental contamination.

(f)                                    Buyer acknowledges that Buyer has visited the Purchased Real Property and made a physical inspection, to Buyer’s satisfaction, of the Purchased Real Property.  Buyer shall have the right to make such further reasonable inspections of the Purchased Real Property as set forth in this Section 5.13 of this Agreement.  All inspection costs are to be borne by Buyer.

(g)                                 THE PURCHASED REAL PROPERTY IS BEING SOLD “AS IS”, “WHERE IS” AND “WITH ALL FAULTS” AS OF CLOSING, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO THEIR CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER

WARRANTY, EXPRESS OR IMPLIED.  BUYER ACKNOWLEDGES THAT BUYER IS PURCHASING THE PURCHASED REAL PROPERTY SOLELY ON BUYER’S OWN INDEPENDENT INVESTIGATION AND FINDINGS AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY SELLER OR SELLER’S AGENTS OR CONTRACTORS.  SELLER HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PURCHASED REAL PROPERTY.

(h)                                 EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OR REPRESENTATION AS TO THE CONDITION, QUALITY, SAFETY, FREEDOM FROM DEFECTS (WHETHER OR NOT DETECTABLE BY INSPECTION), MERCHANTABILITY, FITNESS FOR BUYER’S INTENDED USE OR ANY OTHER PARTICULAR PURPOSES, FREEDOM FROM CONTAMINATION BY HAZARDOUS SUBSTANCES, OR COMPLIANCE WITH ZONING OR OTHER LEGAL REQUIREMENTS OF ALL OR ANY PART OF THE PURCHASED REAL PROPERTY, OR AS TO THE AVAILABILITY OR EXISTENCE OF ANY UTILITY OR OTHER GOVERNMENTAL OR PRIVATE SERVICES OR AS TO THE AMOUNT OF TAXES ASSESSED TO THE PURCHASED REAL PROPERTY.  BY CLOSING THE TRANSACTION, BUYER ACKNOWLEDGES THAT BUYER WILL HAVE HAD AN OPPORTUNITY TO EXAMINE THE FINANCIAL AND LEGAL DOCUMENTS, RECORDS, FILES AND INFORMATION RELATING TO THE PURCHASED REAL PROPERTY NOW IN THE POSSESSION OF SELLER, ITS AGENTS OR CONTRACTORS AND SHALL BE PURCHASING THE PURCHASED REAL PROPERTY BASED SOLELY ON ITS OWN INDEPENDENT INVESTIGATIONS AND FINDINGS AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY SELLER.

(i)                                     In the event that any investigation, removal, abatement, remediation, or other corrective action is at any time required to be performed in connection with the Purchased Real Property as a result of the presence of any environmental problems, hazardous substances, hazardous materials, or environmental contamination at or around the Purchased Real Property, including, without limitation, the petroleum products and byproducts and any constituents thereof located on the Purchased Real Property, Buyer acknowledges and agrees that: (i) any such investigation, removal, remediation, or corrective action shall be performed by Buyer at Buyer’s sole cost and expense; and (ii) the Seller has no duty or obligation to perform or cause to be performed any such investigation, removal, remediation, or corrective action.  The Buyer further acknowledges and agrees that the Buyer, for itself, its successors, heirs and assigns, hereby irrevocably and unconditionally waives, releases and relinquishes all claims or rights of contribution (including any right to contribution under 42 U.S.C. § 9613(f)) which the Buyer or its successors, legal representatives or assigns now has or may have against the Seller or any of its employees or agents by reason of the presence of any hazardous substance (including, but not limited to, petroleum products and byproducts and the constituents thereof) or any other adverse environmental condition, defect, or problem with respect to the Purchased Real Property (whether such condition, defect, or condition be known or unknown, latent or patent, or whether or not any investigation, remediation, or corrective action may be required or desirable with respect to the Purchased Real Property).  Notwithstanding any other provision to the contrary, the terms and conditions of this section will survive the Closing of this transaction.

(j)                                     Without limiting the provisions of this Section 5.13 and except as otherwise specifically provided in this Agreement, Buyer releases Seller from any and all Losses arising from or related to (i) any construction defects, errors or omissions in the design or construction of the Purchased Real Property, or (ii) other conditions (including environmental conditions) affecting the Purchased Real Property.  The release set forth in this section specifically includes any Losses under any Environmental Laws.

(k)                                  Seller makes no warranty or representation whatsoever, express or implied, regarding boundary line disputes, overlaps, encroachments, and other matters which would be disclosed by an accurate survey and inspection of the Purchased Real Property.  The Closing of the purchase of the Purchased Real Property by Buyer shall constitute an admission by Buyer of Buyer’s complete satisfaction with all matters of survey and title with respect to the Purchased Real Property, and after the Closing, Buyer shall not be entitled to make or assert any claim against Seller with respect to any title matters or matters which would be disclosed by an accurate survey and inspection of the Purchased Real Property or with respect to any warranty or representation in respect thereof (none having been made by Seller).

5.14                           Review and Amendment of Schedules.  Seller acknowledges that the Buyer’s due diligence review of the Seller Business has not been completed as of the date of this Agreement and is ongoing, and a result Buyer has had a limited opportunity to review and accept the Schedules attached to this Agreement. From time to time prior to the Closing, at the reasonable request of the Buyer,  the Seller shall promptly supplement or amend the Schedules to this Agreement in order to reflect the results of Buyer’s due diligence investigation of the Seller Business and review of the Schedules.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE

6.1.                              Conditions Precedent to Buyer’s Obligations.  The obligations of Buyer to effect the Closing are subject to the fulfillment or waiver on or before the Closing Date of the following conditions:

(a)                                  Representations and Warranties.  Each of the representations and warranties of Seller contained in this Agreement or the Ancillary Agreements shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or the Ancillary Agreements, and Seller shall have delivered a certificate confirming the foregoing.

(b)                                 Covenants.  The covenants and agreements contained herein or in any Ancillary Agreement to be performed or complied with by Seller on or prior to the Closing Date shall have been performed or complied with in all material respects, and Seller shall have delivered a certificate confirming all of the foregoing.

(c)                                  Consents.  All of the Seller Consents shall have been obtained.

(d)                                 Litigation.  There shall be no litigation pending or, to Seller’s Knowledge, threatened, in which any injunction is sought to prevent the transactions contemplated hereby, or the transfer of the Purchased Assets to Buyer free and clear of all Liens except Permitted Exceptions.

(e)                                  Due Diligence.  Buyer shall have completed its due diligence investigation of the Seller Business, including environmental assessment of the Purchased Real Property, and the results of that investigation shall be satisfactory to Buyer in its sole discretion, and the Buyer shall have reviewed and accepted the Schedules prepared by Seller and attached to this Agreement (the “Due Diligence Condition”).

(f)                                    Financing.  Buyer shall have received financing from Wells Fargo in an amount of not less than $4.3 million (the “Financing Condition”).

(g)                                 No Material Adverse Change.  No Material Adverse Change shall have occurred and no event shall have occurred which, in the reasonable judgment of Buyer might have a Material Adverse Effect.

(h)                                 Closing Deliveries.  Seller shall have made all deliveries required of it under Section 2.3 hereof.

6.2.                              Conditions Precedent to Seller’s Obligations.  The obligations of Seller to effect the Closing are subject to the fulfillment or waiver on or before the Closing Date of the following conditions:

(a)                                  Representation and Warranties.  Each of the representations and warranties of Buyer contained in this Agreement or the Ancillary Agreements shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or the Ancillary Agreements, and Buyer shall have delivered a certificate confirming the foregoing.

(b)                                 Covenants.  The covenants and agreements contained herein or in any Ancillary Agreement to be performed or complied with by Buyer on or prior to the Closing Date shall have been performed or complied with in all material respects, except for Buyer’s payment obligations under Section 2.2 hereof, which shall have been performed in all respects, and Buyer shall have delivered a certificate confirming all of the foregoing.

(c)                                  Consents.  All of the Seller Consents shall have obtained.

(d)                                 Litigation.  There shall be no litigation pending or, to Buyer’s Knowledge, threatened, in which any injunction is sought to prevent the transactions contemplated hereby, or the transfer of the Purchased Assets to Buyer free and clear of all Liens except Permitted Exceptions.

(e)                                  Closing Deliveries.  Buyer shall have made all deliveries required of it under Section 2.4 hereof, including the Purchase Price.

(f)                                    Board Approval.  The MIG Board of Directors shall have approved this Agreement and the transactions contemplated herein.

(g)                                 Lender Approval.  Seller’s and MIG’s lender, Harris Trust and Savings Bank, shall have consented to this Agreement and the transactions contemplated herein.

ARTICLE VII

TERMINATION

7.1.                              Termination of Agreement.  This Agreement may be terminated at any time on or prior to the Closing Date:

(a)                                  by the mutual written consent of Seller and Buyer;

(b)                                 by Buyer, if there shall have been a material breach of any covenant, representation or warranty of Seller hereunder or under any of its Ancillary Agreements, and such breach shall not have been remedied within thirty (30) days after receipt by Seller of a notice in writing from Buyer specifying the breach and requesting such be remedied;

(c)                                  by Seller, if there shall have been a material breach of any covenant, representation or warranty of Buyer hereunder or under any of its Ancillary Agreements, and such breach shall not have been remedied within thirty (30) days after receipt by Buyer of notice in writing from Seller specifying the breach and requesting such be remedied; or

(d)                                 by Seller or Buyer, if the Closing shall not have taken place on or before July 31, 2003; provided, that the right to terminate this Agreement under this clause (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

(e)                                  by Buyer, pursuant to the provisions of Section 5.11.

In the event of any termination pursuant to this Section 7.1 (other than pursuant to clause (a)), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to the other party.

7.2.                              Effect of Termination. If any party terminates this Agreement pursuant to Section 7.1 above, all of the unperformed obligations of the parties hereunder shall terminate except for the obligations set forth in Section 9.2, which shall survive the termination of this Agreement, without any liability of any party to such other party; provided that nothing herein shall relieve any party from any liability for any willful breach of this Agreement.

ARTICLE VIII

INDEMNIFICATION

8.1.                              Survival.   The representations and warranties of the parties hereto contained herein shall expire and not survive the Closing, except that Tax Warranties shall survive until the Tax Statute of Limitations Date and Title and Authorization Warranties shall survive forever.

8.2.                              Indemnification by Seller.   Seller agrees to indemnify Buyer and its Affiliates (each a “Buyer Indemnified Party”) against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

(a)                                  any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any Tax Warranties or Title and Authorization Warranties; provided, that in the case of a Tax Warranty, a notice of the Buyer Indemnified Party’s claim shall have been given to Seller not later than the Tax Statute of Limitations Date;

(b)                                 any breach of or failure by Seller to perform any covenant or obligation of Seller set out or contemplated in this Agreement or any Ancillary Agreement or any document delivered by Seller at the Closing; or

(c)                                  the Excluded Assets and the Excluded Liabilities, including any and all claims, actions, suits, proceedings, demands, and judgments, as well as all reasonable costs and expenses (including reasonable accounting and attorney’s fees) incurred in connection therewith, resulting from any causes of action or claims of any kind asserted by unrelated third parties arising out of or relating to Seller’s actions or omissions in the conduct of the Seller Business or ownership or operation of the Purchased Assets, including, without limitation, any action or claim arising out of or relating to products manufactured, fabricated, purchased, sold or delivered by Seller prior to the Closing Date without any time limitations notwithstanding any provision of Section 8.1 to the contrary.

8.3.                              Indemnification by Buyer.   Buyer agrees to indemnify Seller and its Affiliates against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of  the following:

(a)                                  any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty made by Buyer in this Agreement or any Ancillary Agreement or any document delivered by Buyer at the Closing;

(b)                                 any breach of or failure by Buyer to perform any covenant or obligation of Buyer set out or contemplated in this Agreement or any Ancillary Agreement or any document delivered by Buyer at the Closing;

(c)                                  any and all claims, actions, suits, proceedings, demands, and judgments, as well as all reasonable costs and expenses (including reasonable accounting and attorney’s fees) incurred in connection therewith, resulting from any causes of action or claims of any kind asserted by unrelated third parties arising out of or relating to Buyer’s actions or omissions in the conduct of the Seller Business or ownership or operation of the Purchased Assets, including, without limitation, any action or claim arising out of or relating to products manufactured, fabricated, purchased, sold or delivered by Buyer after the Closing Date without any time limitations notwithstanding any provision of Section 8.1 to the contrary; or

(d)                                 the Assumed Liabilities .

8.4                                 Claims.   As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement not involving any claim, or the commencement of any suit, action or proceeding, of the type described in Section 8.5, the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VIII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby.  If the Indemnifying Person does not object in writing to such indemnification claim within thirty (30) days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted.  If the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person’s claim for the difference.

8.5                                 Notice of Third Party Claims; Assumption of Defense.   The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VIII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby.  The Indemnifying Person may, at its own expense (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person’s delivering to the Indemnified Person of a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section 8.2 or 8.3 for all Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, that (i) the Indemnifying Person’s counsel is reasonably satisfactory to the Indemnified Person and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person’s reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding.  If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person.  If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person’s counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel.  Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

8.6                                 Settlement or Compromise.   Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 8.4 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent.  The Indemnified Person will give the Indemnifying Person at least thirty (30) days’ notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

8.7                                 Failure of Indemnifying Person to Act.   In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

8.8                                 Exclusive Remedy.  The indemnification set forth in this Article VIII will be the sole and exclusive remedy of the parties against the other for breach of the representations, warranties and covenants (other than non-performance) of this Agreement and any agreement or document executed in connection herewith, except for claims arising from fraud.

8.9                                 Effect on Purchase Price of Indemnity Payments.   Any amounts payable under Section 8.2 or Section 8.3 shall be treated by Buyer and Seller as an adjustment to the Purchase Price of the Purchased Assets.

ARTICLE IX

GENERAL PROVISIONS

9.1.                              Notices.  All notices, requests, demands and other communications hereunder shall be in writing, addressed as follows:

If to Seller:                                                               Mid-Central Plastics, Inc.
c/o Morton Industrial Group, Inc.
1021 West Birchwood Street
Morton, Illinois  61550

Facsimile No.: (309) 263-1841
Attn:  William D. Morton

with a copy (which shall not constitute notice) to:

Husch & Eppenberger, LLC
401 Main Street, Ste. 1400
Peoria, IL 61602
Facsimile No.:  (309) 637-4928
Attn:  Gene A. Petersen

If to Buyer:                                                            Innovative Injection Technologies, Inc.
2360 Grand Avenue
West Des Moines, IA  50265
Facsimile No.:  515-225-9673
Attn:  Robert J. Janeczko

with a copy (which shall not constitute notice) to:

Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C.
100 Court Avenue, Ste. 600
Des Moines, Iowa 50309-2231
Facsimile No.:  515-243-2149
Attn:  Mark W. Beerman

or to such other address as Buyer or Seller may designate by written notice to the other parties hereto.  Any such notices, requests, demands or other communications shall be deemed to have been duly given when received if delivered personally or, if mailed, on the date five (5) days after the date so deposited in the mails, postage prepaid, return receipt requested or on the day following the day sent if sent by prepaid overnight delivery service.  Notices, requests, demands and other communications hereunder may be delivered by facsimile transmission and deemed given when sent if confirmation by sender of receipt is made within two (2) business days thereafter.

9.2.                              Expenses.  Except as expressly provided herein, all of the expenses incurred by Seller in connection with the preparation, execution and consummation of this Agreement and with the transactions contemplated herein shall be paid by Seller, and all of Buyer’s expenses in such connection shall be paid by Buyer.  Seller shall pay (a) all sales, use, stamp, transfer, vehicle use, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Purchased Assets, (b) all costs of obtaining title insurance and (c) all costs of transferring the Information and Records to Buyer.

9.3.                              Risk of Loss.  Any risk of loss or damage to the Purchased Assets shall be borne by Seller until the Closing, at which time risk of loss and damage shall pass to Buyer.

9.4.                              Governing Law.  This Agreement shall be governed by and construed under the internal laws (but not the principles of conflicts of laws) of the State of Illinois.

9.5.                              Entire Agreement.  This Agreement, together with all exhibits and schedules hereto, and other documents contemplated hereby to be delivered by the parties including, but not limited to, the Ancillary Agreements, cover the entire understanding of the parties hereto, superseding all prior and contemporaneous agreements or understandings relating to any of the subject matters hereof, and no modification or amendment of the terms and conditions shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

9.6.                              Successors and Assigns.  This Agreement inures to the benefit of, and is binding upon, the successors, permitted assigns, and personal representatives of the parties hereto.  Neither party may assign its rights or obligations under this Agreement without the express written consent of the other party; provided, however, that Buyer may assign its rights to purchase the Purchased Real Property to its affiliate, i2 Tech, L.L.C so long as such affiliate agrees to assume joint and several liability with Buyer under the Notes and the obligations of Buyer to Seller arising hereunder.

9.7.                              Headings.  This Agreement shall not be interpreted by reference to any of the titles or headings to the sections or paragraphs of this Agreement, which have been inserted for convenience purposes only and are not deemed a part hereof.

9.8.                              Counterparts.  This Agreement may be executed in counterparts, both of which together shall be deemed to constitute one and the same instrument.

9.9.                              Severability.  This Agreement shall be fully enforceable and effective as to the parties hereto as to its remaining provisions in the event any provision is held to be invalid, illegal or unenforceable.

9.10.                        No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies on any Person other than the parties hereto and their respective successors and permitted assigns.

9.11.                        Construction.

(a)                                  This Agreement is deemed to include all of the schedules and exhibits hereto, which are made a part hereof by this reference thereto.  All references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.

(b)                                 For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the neuter gender shall include masculine and feminine genders.

(c)                                  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)                                 As used in this Agreement, the terms “hereof,” “hereunder,” “herein” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

9.12.                        No Waiver.  Any failure or delay on the part of either party in the exercise of any right or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or any other right or privilege.

9.13                           Other Discussions.  Upon execution of this Agreement, Seller and its Affiliates and each of their respective officers, directors, stockholders, employees, representatives and agents shall discontinue all, and shall not commence any, discussions or negotiations with any other Persons, or, directly or indirectly, solicit, encourage or entertain any other proposals or offers, regarding the sale or transfer of any of the Assets, any of the shares of Seller’s stock, or all or any substantial portion of any of Seller’s business or assets, and none of Seller and its Affiliates, and their officers, directors, stockholders, employees, representatives and agents, will provide any Persons other than Buyer and its Affiliates, and their officers, directors, employees, representatives and agents, with any information regarding such sale or transfer or otherwise cooperate with any other Persons in connection with such sale or transfer.  Seller agrees that it shall keep in full force and effect and shall enforce all confidentiality agreements signed with Persons other than Buyer and its Affiliates.

ARTICLE X

DISPUTE RESOLUTION

10.1                           Initial Meeting.  In the event that there is a dispute arising out of or relating to this Agreement the parties shall attempt in good faith to resolve such disputes promptly by negotiation between the parties. Any party may give the other parties written notice that a dispute exists (a “Notice of Dispute”).  The Notice of Dispute shall include a statement of such party’s position.  Within ten (10) days of the delivery of the Notice of Dispute, the parties shall meet at a mutually acceptable time and place, and thereafter as long as they reasonably deem necessary, to attempt to resolve the dispute.  All documents and other information or data on which each party relies concerning the dispute shall be furnished or made available on reasonable terms to the other party at or before the first meeting of the parties as provided by this Section 10.1.

10.2                           Mediation.  If the dispute has not been resolved by negotiation within thirty (30) days of the delivery of a Notice of Dispute, or if the parties have failed to meet within ten (10) days of the Notice of Dispute, the parties shall endeavor to settle the dispute by mediation under the then current CPR Model Mediation Procedure for Business Disputes.  The parties shall select a mediator from the Chicago office of JAMS, the Resolution Experts.  Expenses of mediation shall be divided equally between Seller and Buyer.

10.3                           Binding Arbitration.  Any controversy or claim arising out of or relating to this Agreement or any agreement or document in connection therewith, the breach, termination or validity thereof, or the transactions contemplated herein (including any question arising as to whether or not any dispute falls within the terms of this Section or the selection of arbitrators) if not settled by negotiation or mediation as provided in Section 10.1 and Section 10.2 shall be settled by arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association. Any party may initiate arbitration from and after 60 days following the delivery of a Notice of Dispute if the dispute has not then been settled by negotiation or mediation.  Except as otherwise provided herein, the arbitration procedure shall be governed by the United States Arbitration Act, 9 U.S.C. § 1-16, and the award rendered by the arbitrators shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

The arbitrator shall be bound to follow the laws of the State of Illinois and the Federal laws of the United States of America. The arbitrators may not award damages in excess of compensatory damages.

10.4                           Expeditious Proceedings.  It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable.  The arbitrators shall use all reasonable efforts to issue the final award or awards within a period of five (5) business days after closure of the proceedings.  Failure of the arbitrators to meet the time limits of this Section 10.4 shall not be a basis for challenging the award.

10.5                           Attorneys’ Fees. Seller and Buyer shall bear their own attorneys’ fees and costs for arbitration and mediation and Seller and Buyer each shall pay one-half of the fees and expenses of the arbitrators and mediator.  Provided, however, that the arbitrators may instruct the non-prevailing party to pay all or any appropriate portion of the costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys’ fees and expenses of the prevailing party, upon the determination that a claim or defense asserted by the non-prevailing party had no reasonable basis in law or fact.

10.6                           Enforcement of Awards.  Each party agrees that any legal proceeding instituted to enforce an arbitration award hereunder may be brought in a court of competent jurisdiction (either state or federal).

10.7                           Equitable Relief.  Nothing herein shall be construed to prevent any party from seeking equitable relief in any court of competent jurisdiction to restrain or prohibit any breach or threatened breach of any covenant of the parties set forth in this Agreement, whether or not the parties have first sought to resolve the dispute through negotiation, mediation or arbitration pursuant to this Article X.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the date and year first above written.

SELLER:	MID-CENTRAL PLASTICS, INC.

By:
William D. Morton
Chairman and CEO

BUYER:	INNOVATIVE INJECTION TECHNOLOGIES, INC.

By:
	Name:	Robert J. Janeczko
Title:

EXHIBIT A

DEFINITIONS

“Accounts Receivable” shall have the meaning referenced in Section 1.1(c).

“Affected Employees” shall have the meaning provided in Section 5.6.

“Affiliate” shall mean, with respect to any specified entity or organization, an entity or organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified entity or organization.

“Agreement” shall have the meaning referenced in the Recitals.

“Ancillary Agreements” shall mean the Assignment and Assumption Agreement and the Noncompetition Agreement.

“Annual Financial Statements” shall have the meaning referenced in Section 3.10(a).

“Assets” shall mean the Purchased Assets and the Leased Assets.

“Assigned Seller Claims” shall have the meaning referenced in Section 1.1(h).

“Assignment and Assumption Agreement shall have the meaning referenced in Section 2.3(a).

“Assumed Liabilities shall have the meaning referenced in Section 1.3.

“Assumed Seller Contracts” shall have the meaning referenced in Section 1.1(e).

“Benefit Plans” shall have the meaning provided in Section 3.17.

“Bill of Sale” shall have the meaning referenced in Section 2.3(b).

“Buyer” shall have the meaning referenced in the introductory paragraph of this Agreement.

“Closing” shall have the meaning referenced in Section 2.1.

“Closing Date” shall have the meaning referenced in Section 2.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Contract” shall mean any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or verbal, which is intended or purports to be binding and enforceable.

“Due Diligence Date” shall have the meaning referenced in Section 6.1(e).

“Due Diligence Condition” shall have the meaning referenced in Section 6.1(e).

“Environmental Law” — Any Law designed:

(a)                                  To advise appropriate authorities, employees, and the public of intended or actual releases of Hazardous Substances, violations or discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

(b)                                 To prevent or acceptably minimize the release of Hazardous Substances into the environment;

(c)                                  To reduce the quantities, prevent the release, and minimize the hazardous characteristics of wastes that are generated;

(d)                                 To assure that products are designed, formulated, packaged, or used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

(e)                                  To protect resources, species, or ecological amenities;

(f)                                    To acceptably minimize the risks inherent in transportation of Hazardous Substances or other potentially harmful substances;

(g)                                 To clean up pollutants that have been released, prevent the threat of release, or pay the costs of such clean up or prevention; or

(h)                                 To make responsible parties pay private parties, or groups of them, for damages done to their health or environment, or to permit self-appointed representatives of the public interest to recover for injuries done to public assets.

(i)                                     The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any so-called “Superfund” or “Superlien” Law (including those already referenced in this definition) and any other Law relating to the environment or employee health and safety.

“Environmental Permit” — Any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body pursuant to any Environmental Law.

“Equipment Sublease” shall have the meaning referenced in Section 1.6.

“Excluded Assets” shall have the meaning referenced in Section 1.2.

“Excluded Liabilities” shall have the meaning referenced in Section 1.4.

“Financial Statements” shall have the meaning referenced in Section 3.10.

“Financing Condition” shall have the meaning referenced in Section 6.1(f).

“Funded Debt” shall have the meaning referenced in Section 1.4(b).

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Authority” — Any:

(a)                                  Nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)                                 Federal, state, local, municipal, foreign, or other government;

(c)                                  Governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)                                 Multi-national organization or body; or

(e)                                  Body exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Hazardous Substances” — Includes any (i) “hazardous substance,” “pollutants,” or “contaminant” (as defined in Sections 101(14), (33) of CERCLA or the regulations designated pursuant to Section 102 of CERCLA and found at 40 C.F.R. § 302), including any element, compound, mixture, solution, or substance that is or may be designated pursuant to Section 102 of CERCLA; (ii) substance that is or may be designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, as amended (33 U.S.C. §§ 1251, 1321(b)(2)(A)) (“FWPCA”); (iii) hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§ 6901, 6921) (“RCRA”) or having characteristics that may subsequently be considered under RCRA to constitute a hazardous waste; (iv) substance containing petroleum, as that term is defined in Section 9001(8) of RCRA; (v) toxic pollutant that is or may be listed under Section 307(a) of FWPCA; (vi) hazardous air pollutant that is or may be listed under Section 112 of the Clean Air Act, as amended (42 U.S.C. §§ 7401, 7412); (vii) imminently hazardous chemical substance or mixture with respect to which action has been or may be taken pursuant to Section 7 of the Toxic Substances Control Act, as amended (15 U.S.C. §§ 2601, 2606); (viii) source, special nuclear, or by-product material as defined by the Atomic Energy Act of 1954, as amended (42 U.S.C. §  2001 et seq.); (ix) asbestos, asbestos-containing material, or urea formaldehyde or material that contains it; (x) waste oil or petroleum products, including crude oil or any fractions thereof; and (xi) any other toxic materials, contaminants, or hazardous substances or wastes pursuant to any Environmental Law.

“Hired Employee” shall have the meaning provided in Section 5.6.

“Identified Contracts” shall have the meaning set forth in Section 3.16.

“Indemnified Person” shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article XIII.

“Indemnifying Person” shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article XIII.

 “Intellectual Property” means mean all United States and foreign patents (including continuations, continuations-in-part, reissues and re-examinations thereof) and patent applications; registered and unregistered trade names, trademarks, service names and service marks (and applications for registration of the same) and all goodwill associated therewith; copyrights and copyright registrations (and applications for the same); logos and brand names; trade secrets, computer data (including formulations and analyses), computer software (in source code and object code form) and all related programming, user and systems documentation and database technologies; inventions, processes and designs (whether or not patentable or reduced to practice); know-how and formulae; and all other intangible assets, properties and rights.

“Interim Financial Statements” shall have the meaning referenced in Section 3.10.

“Inventory” shall have the meaning referenced in Section 1.1(b).

“Knowledge” shall mean actual knowledge of a particular fact or other matter.  For purposes of this Agreement, Seller’s Knowledge and Buyer’s Knowledge shall, respectively, be limited to the actual knowledge of those persons listed under such party’s name on Exhibit A-1.

“Laws” shall mean applicable federal, state, or local laws, statutes, ordinances, regulations, rules, or orders in effect on the date hereof.

“Leased Assets” shall mean all assets leased or licensed to Seller pursuant to any of the Personal Property Leases or Intellectual Property Licenses.

“Liens” shall mean lien (except for liens for taxes not yet due and payable), claims, charges, mortgages, security interests, covenants, conditions, restrictions, easements, rights of way and other encumbrances of any kind or nature.

“Loss” or “Losses” shall mean any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys’ fees and expenses and costs of investigation and litigation).

“Major Customers” shall have the meaning provided in Section 3.22.

“Major Suppliers” shall have the meaning provided in Section 3.22.

“Material Adverse Change” shall mean a change (or circumstance involving a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Seller Business or the Assets that is material and adverse.

“Material Adverse Effect” shall mean an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Seller Business or the Assets that is material and adverse.

“MIG” shall mean Morton Industrial Group, Inc., a Georgia corporation.

“Noncompetition Agreement” shall have the meaning referenced in Section 2.3(c).

“Note” or “Notes” shall have the meaning referenced in Section 2.2.

 “Permits” shall mean permits, tariffs, authorizations, licenses, certificates, variances, interim permits, approvals, franchises and rights under any Law or otherwise required by any Governmental Authority and any applications for the foregoing.

“Permitted Exceptions” shall have the meaning referenced in Section 5.10.

 “Person” shall mean an individual, corporation, partnership, joint venture, unincorporated organization or other person or entity, including a governmental entity.

“Purchase Price” shall have the meaning referenced in Section 2.2.

“Purchased Assets” shall have the meaning referenced in Section 1.1.

“Purchased Contracts and Permits” shall have the meaning provided in Section 1.2.

“Purchased Real Property” shall have the meaning referenced in Section 1.1(f).

“Seller” shall have the meaning referenced in the introductory paragraph of this Agreement.

“Seller Business” shall have the meaning referenced in the Recitals.

“Seller Information and Records” shall have the meaning referenced in Section 1.1(g).

“Six Month Note” shall have the meaning referenced in Section 2.2.

“Subordinated Note” shall have the meaning referenced in Section 2.2.

 “Taxes” shall mean any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any governmental body or payable under any tax-sharing agreement or any other contract.

“Tax Return” shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

“Tax Statute of Limitations Date” shall mean the close of business on the 90th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

“Tax Warranties” shall mean the representations and warranties in Section 3.4.

“Taxes” shall mean all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, disability, severance, employee’s income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

“Three Month Note” shall have the meaning referenced in Section 2.2.

“Title and Authorization Warranties” shall mean the representations and warranties in Sections 3.1, 3.2, 3.3, 3.6, 3.7, 3.11 and 3.15.

Exhibit A-1

KNOWLEDGE

As to Seller, the following individuals:  William D. Morton, Rod Harrison and Stuart Oxer.

As to Buyer, Robert J. Janeczko.

Exhibit 1.6

EQUIPMENT SUBLEASE

This Equipment Sublease (“Sublease”) is made this              day of                        , 2003, between MID-CENTRAL PLASTICS, INC. (“Mid-Central”), an Iowa corporation, and Innovative Injection Technologies, Inc. (“Sublessee”), an Iowa corporation, who agree as follows:

1.                                       Recitals.  This Sublease is made with reference to the following facts and objectives:

A.                                   TRANSAMERICA EQUIPMENT FINANCIAL SERVICES CORPORATION (“Transamerica”), and Mid-Central entered into a written Master Lease Agreement dated January 12, 2001 (the “Lease”), in which Transamerica leased to Mid-Central and Mid-Central leased from Transamerica certain equipment (the “Leased Equipment”) included on the Lease Schedules as defined in the Lease.

B.                                     Mid-Central desires to sublease to Sublessee certain items of the Leased Equipment as listed in Exhibit A (“Subleased Equipment”).

2.                                       Effective Date of Sublease.  This Sublease shall take effect upon execution hereof, and Mid-Central shall give possession of the Subleased Equipment to Sublessee on that date.

3.                                       Term.  The term of this Sublease shall commence on the date hereof and expire at the end of the term the Lease as defined in each Schedule for the Subleased Equipment.

4.                                       Rent.  Sublessee shall pay to Mid-Central or to Transamerica for the benefit of Mid-Central, the amounts specified in each Schedule to the Lease for the Subleased Equipment.

5.                                       Covenants and Conditions.  Sublessee shall perform all the covenants and conditions contained in the Lease and Schedules relating to the Subleased Equipment to be performed by Mid-Central.  Sublessee shall be and is bound by each and every covenant and condition contained in the Lease relating to the Subleased Equipment.

6.                                       Hold Harmless Agreement.  If Sublessee defaults under this Sublease, Sublessee shall indemnify and hold Mid-Central harmless from all damages resulting from the default.  If Sublessee defaults in its obligations under the Lease assumed hereunder and Mid-Central fulfills any of Sublessee’s other obligations in order to prevent Sublessee from being in default, Sublessee immediately shall reimburse Mid-Central for the amount of costs incurred by Mid-Central in fulfilling Sublessee’s obligations under this Sublease.

7.                                       Remedies.  If Sublessee defaults under this Sublease, Mid-Central shall have all rights against Sublessee that are available by law and those contained in the Lease.  If any party commences an action against any of the parties arising out of or in connection with this Sublease, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys fees and costs of suit.

8.                                       Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Lease.

9.                                       Notices.  Any notice, demand, request, consent, approval, or communication that any party desires or is required to give to another party shall be in writing and either serve personally or sent by prepaid, first-class mail.

10.                                 Binding Effect.  This Sublease shall be binding on and inure to the benefit of the parties and their successors and assigns except to the extent that assignment of this Sublease is otherwise restricted herein.

Executed as of the day and date first above written.

MID-CENTRAL PLASTICS, INC.		INNOVATIVE INJECTION TECHNOLOGIES, INC.

By:		By:
	Its:		Its:

CONSENT

TRANSAMERICA EQUIPMENT FINANCIAL SERVICES CORPORATION consents to the sublease contained herein without waiver of the restriction concerning further subleases or assignments.

Dated this         day of                         , 2003.

TRANSAMERICA EQUIPMENT
FINANCIAL SERVICES CORPORATION

By:
Its:

EXHIBIT 2.2(b)

THREE MONTH NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS NOTE TO THE SECRETARY OF THE CORPORATION.

Peoria, Illinois	, 2003

PROMISSORY NOTE

FOR VALUE RECEIVED, Innovative Injection Technologies, Inc., an Iowa corporation (“Maker”), hereby unconditionally promises to pay to the order of Mid-Central Plastics, Inc. (“Payee”) the principal sum of One Hundred Thousand ($100,000.00) DOLLARS without interest (or, upon the occurrence of a payment default at maturity, at a rate equal to 15% per annum).  Payment is due on                                                               , 2003 [INSERT DATE 3 OR 6 MONTHS AFTER CLOSING].

Payment shall be made in lawful tender of the United States to Payee at the office of Payee, or at such other place as Payee shall have designated to Maker in writing, and shall be credited first to accrued interest, if any, then due and payable with the remainder applied to principal.  Prepayment of the principal, in whole or in part together with accrued interest, may be made at any time or from time to time.

This Note is one of two Notes referred to as the Three Month Note and the Six Month Note (individually, a “Note” and together the “Notes”) and is subject and entitled to certain terms and conditions, covenants and agreements set forth, in that certain Asset Purchase Agreement (the “Purchase Agreement”) dated May 29, 2003 between the Payee as seller and the Maker as buyer.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.  Reference herein to the Purchase Agreement shall in no way impair the absolute and unconditional obligation of the Maker to pay both principal of and interest, if any, on this Note as provided herein.

The Notes rank equally and ratably without priority over one another.

If all or a portion of the principal amount of or interest on this Note shall not be paid when due at maturity such overdue amount shall bear interest at a rate per annum equal to 15% per annum.

Anything contained in this Note to the contrary notwithstanding, the Payee does not intend to charge and the Maker shall not be required to pay interest or other charges in excess of the maximum rate (if any) permitted by applicable law (if any).  Any payments in excess of such maximum shall be refunded to the Maker or credited against principal.

Upon default in the prompt payment when due of this Note, or any of the Notes, the Payee, at its option, may declare the entire unpaid principal balance of the Notes immediately due and payable; PROVIDED HOWEVER, that if the Maker’s loan from [PROPER NAME OF WELLS FARGO BANK] is then in default and not cured, the Notes shall not become due until such default is cured or otherwise paid in full.

The Maker promises to pay all costs and expenses, including, without limitation reasonable attorneys’ fees, incurred in connection with the collection, enforcement, modification or amendment of this Note.

The Maker waives presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note.

Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Notes exchanged for it, and (in case of loss, theft or destruction ) of indemnity satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver in lieu of such Note a new Note of the same series and of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of the Note in lieu of which such new Note is made and delivered.

This Note shall bind the Maker and the Maker’s successors and permitted assigns and shall inure to the benefit of the Payee and the Payee’s heirs, representatives, successors and registered assigns.  The term “Payee” as used herein shall include, in addition to the initial Payee, any successors, endorsees, or other assignees of such Payee and shall also include any other holder of this Note.

No delay or omission by the Payee in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or any other right or remedy; and a waiver on one occasion shall not be a bar to or waiver of any right or remedy on any other occasion.  All rights and remedies of the Payee hereunder, any other applicable document and under applicable law shall be cumulative and not in the alternative.  No provision of this Note may be waived or modified orally but only by a writing consented to by holders of Notes representing sixty six and 2/3 percent (66-2/3%) in principal amount of the Notes.

This Note shall be construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law provisions thereof or of any other state.

IN WITNESS WHEREOF, Maker has caused this Note to be executed on the date first set forth above.

MAKER:

INNOVATIVE INJECTION TECHNOLOGIES, INC.

By:
Name:	Robert J. Janeczko
Title:
Address:

EXHIBIT 2.2(c)

SIX MONTH NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS NOTE TO THE SECRETARY OF THE CORPORATION.

Peoria, Illinois	, 2003

PROMISSORY NOTE

FOR VALUE RECEIVED, Innovative Injection Technologies, Inc., an Iowa corporation (“Maker”), hereby unconditionally promises to pay to the order of Mid-Central Plastics, Inc. (“Payee”) the principal sum of One Hundred Thousand ($100,000.00) DOLLARS without interest (or, upon the occurrence of a payment default at maturity, at a rate equal to 15% per annum).  Payment is due on                                           , 2003 [INSERT DATE 3 OR 6 MONTHS AFTER CLOSING].

Payment shall be made in lawful tender of the United States to Payee at the office of Payee, or at such other place as Payee shall have designated to Maker in writing, and shall be credited first to accrued interest, if any, then due and payable with the remainder applied to principal.  Prepayment of the principal, in whole or in part together with accrued interest, may be made at any time or from time to time.

This Note is one of two Notes referred to as the Three Month Note and the Six Month Note (individually, a “Note” and together the “Notes”) and is subject and entitled to certain terms and conditions, covenants and agreements set forth, in that certain Asset Purchase Agreement (the “Purchase Agreement”) dated May 29, 2003 between the Payee as seller and the Maker as buyer.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.  Reference herein to the Purchase Agreement shall in no way impair the absolute and unconditional obligation of the Maker to pay both principal of and interest, if any, on this Note as provided herein.

The Notes rank equally and ratably without priority over one another.

If all or a portion of the principal amount of or interest on this Note shall not be paid when due at maturity such overdue amount shall bear interest at a rate per annum equal to 15% per annum.

Anything contained in this Note to the contrary notwithstanding, the Payee does not intend to charge and the Maker shall not be required to pay interest or other charges in excess of the maximum rate (if any) permitted by applicable law (if any).  Any payments in excess of such maximum shall be refunded to the Maker or credited against principal.

Upon default in the prompt payment when due of this Note, or any of the Notes, the Payee, at its option, may declare the entire unpaid principal balance of the Notes immediately due and payable; PROVIDED HOWEVER, that if the Maker’s loan from [PROPER NAME OF WELLS FARGO BANK] is then in default and not cured, the Notes shall not become due until such default is cured or otherwise paid in full.

The Maker promises to pay all costs and expenses, including, without limitation reasonable attorneys’ fees, incurred in connection with the collection, enforcement, modification or amendment of this Note.

The Maker waives presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note.

Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Notes exchanged for it, and (in case of loss, theft or destruction ) of indemnity satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver in lieu of such Note a new Note of the same series and of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of the Note in lieu of which such new Note is made and delivered.

This Note shall bind the Maker and the Maker’s successors and permitted assigns and shall inure to the benefit of the Payee and the Payee’s heirs, representatives, successors and registered assigns.  The term “Payee” as used herein shall include, in addition to the initial Payee, any successors, endorsees, or other assignees of such Payee and shall also include any other holder of this Note.

No delay or omission by the Payee in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or any other right or remedy; and a waiver on one occasion shall not be a bar to or waiver of any right or remedy on any other occasion.  All rights and remedies of the Payee hereunder, any other applicable document and under applicable law shall be cumulative and not in the alternative.  No provision of this Note may be waived or modified orally but only by a writing consented to by holders of Notes representing sixty six and 2/3 percent (66-2/3%) in principal amount of the Notes.

This Note shall be construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law provisions thereof or of any other state.

IN WITNESS WHEREOF, Maker has caused this Note to be executed on the date first set forth above.

MAKER:

INNOVATIVE INJECTION TECHNOLOGIES, INC.

By:
Name:	Robert J. Janeczko
Title:
Address:

EXHIBIT 2.2(d)

SUBORDINATED NOTE

15% SUBORDINATED PROMISSORY NOTE DUE  [DATE 3 YEARS AFTER CLOSING]

NO. 2003-1

$1,250,000	Peoria, Illinois	, 2003

Innovative Injection Technologies, Inc. (the “Company”), a corporation duly organized and existing under the laws of the State of Iowa, for value received, hereby promises to pay to Morton Industrial Group, Inc. or order, on                                            [DATE 3 YEARS AFTER CLOSING], the principal amount of One Million Two-Hundred Fifty Thousand Dollars ($1,250,000) to pay interest (computed on the basis of a 360-day year of twelve thirty-day months) on the unpaid principal balance from the date of this Note at the rate of fifteen (15%) percent per annum, in monthly installments of interest on the            day of each month hereafter until maturity, and to pay on demand interest at the rate of fifteen (15%) percent per annum on any overdue principal and overdue installment of interest.  Payments of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment in legal tender for the payment of public and private debts at the Office of the Company, or at the option of the holder hereof, at such other place in the United States of America as the holder shall have designated to the Company in writing; provided, however, that in lieu of a monthly interest installment the Company shall have the option to defer payment of the interest installment to the due date of the final principal payment hereunder.  Any deferred interest installment shall be evidenced an additional Note made by the Company payable to the holder hereof and dated the due date of the deferred interest installment.  Any such additional Note shall be in substantially the form hereof.  The Company shall as soon as practicable, on or after the deferred interest installment date, deliver to the holder hereof the additional Note.  The Company’s right to defer interest installments hereunder shall be limited to interest installments due on or before                                            [DATE ONE YEAR AFTER DATE OF NOTE].

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR UNDER ANY STATE SECURITIES ACT, AND IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE UNDER THOSE ACTS, OR AN OPINION OF COUNSEL FOR THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

SECTION 1.  THE NOTES

This Note, any notes issued hereunder as a result of a deferral of an interest installment,

and any note or notes substituted herefor or therefor are referred to herein as the “Notes” or a “Note.”

SECTION 2.  PREPAYMENTS

2.1                                 The Company may, at its option, prepay the Notes in whole or in part at any time without penalty or premium.

2.2                                 In the case of each prepayment of less than all of the outstanding Notes, the principal amount so to be prepaid shall be allocated among the respective Notes and holders thereof so that the principal amount to be prepaid shall be applied first to the additional Notes issued in connection with any deferral of an interest installment hereunder beginning with the Note issued beginning with the last Note so issued and continuing therefrom to the Note or Notes issued immediately preceding the last such Note to be fully prepaid.

2.3                                 Written notice of each prepayment, if any, pursuant to Section 2.1 hereof shall be given not less than thirty nor more than sixty days prior to each prepayment date.  Such notice shall state:

(1)                                  The prepayment date;

(2)                                  If less than all of the outstanding Notes are to be prepaid, the identification (and, in the case of partial prepayment, the respective principal amounts) of the Notes to be prepaid; and

(3)                                  The amount of accrued interest to be paid on the Notes to be prepaid.

Such notice, and any other notice given to a holder of this Note, shall be mailed, postage prepaid, by first class mail to the payee herein named, irrespective of whether the payee is the holder of this Note; provided, however, that if any subsequent holder of this Note shall have presented it to the Company for inspection at the Office of the Company and shall have delivered to the Company at such office a written notice of the acquisition by such holder of this Note and designated in writing an address to which notices in respect of this Note shall be mailed, such notices shall be mailed to such holder at such designated address instead of to the payee herein named, unless and until any subsequent holder of this Note shall comply with the provisions of this Section 2.3.

2.4                                 On each prepayment date, the Company shall be obligated to prepay, at the Office of the Company, the principal amount of the Note, or the portion of such principal amount to be prepaid pursuant to this Section 2, plus interest accrued on such principal amount, or portion thereof, to the prepayment date.  If this Note is to be prepaid in whole or in part as hereinbefore provided, then this Note or the portion hereof to be prepaid, as the case may be, shall cease to bear interest on and after the date fixed for such prepayment, provided such prepayment is duly made or duly provided for.  Upon the due prepayment in part of this Note, the holder hereof shall surrender it to the Company, which shall thereupon issue and deliver with charge to such holder, a new Note for the unpaid balance of this Note; provided, however, that instead of surrendering this Note as aforesaid, the holder of this Note, with the approval of the Company, may, at its option, present this Note to the Company for notation hereon of the payment of the portion of the principal of this Note so prepaid and this Note shall thereupon be returned to or on the order of the holder hereof.  To the extent that any of the Notes are prepaid, they shall be canceled and may not be redelivered.  Any new Note made and delivered in accordance with the provisions of this Section shall be dated as of the date to which interest has been paid on the indebtedness to be evidenced by such new Note, or if no interest has yet been so paid, then dated the date hereof.

SECTION 3.  COVENANTS

The Company covenants that so long as this Note shall be outstanding:

3.1                                 The Company will maintain an office at West Des Moines, Iowa or at such other place in the United States as the Company may designate by written notice given pursuant to Section 2.3, where notices, presentations and demands to or upon the Company in respect of this Note may be made or given.

3.2                                 The Company will promptly cause to be paid and discharged all lawful taxes, assessments and governmental charges or levies imposed upon the Company or any Subsidiary or upon the income and profits of, or upon any property belonging to the Company or any Subsidiary before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that the Company shall not be required to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the amount or validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall set aside on its books reserves with respect thereto which the Company and the independent public accountants who are at the time employed to audit the books and accounts of the Company or such Subsidiary consider adequate.

3.3                                 The Company will at all times cause its physical property and the physical property of its Subsidiaries used or desirable in the conduct of the business of the Company or its Subsidiaries to be maintained, preserved, protected and kept in good repair, working order and condition, and from time to time cause to be made all needful and proper repairs, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may in the opinion of the Company be properly and advantageously conducted at all times; provided, however, that nothing in this Section 3.3 shall require the Company or any Subsidiary to maintain, preserve, protect or keep in good repair, working order or condition any physical property which, in the sole discretion of the Company, is obsolete or surplus or unfit for use or may not be used advantageously in the conduct of the business of the Company or such Subsidiary, as the case may be.

3.4                                 The Company will at all times keep, and cause each Subsidiary to keep, true and complete books of record and accounts in accordance with generally accepted accounting principles and practices.

3.5                                 The Company will at all times cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, and the corporate existence, rights and franchises of each Subsidiary, and comply with and cause each Subsidiary to comply with, all laws and governmental requirements applicable to the Company or such Subsidiary; provided, however, that nothing in this Section 3.5 shall (1) require the Company or any Subsidiary to maintain, preserve or renew any right or franchise which in the opinion of the board of directors of the Company is not necessary or desirable in the conduct of the business of the Company or of such Subsidiary, as the case may be; or (2) prevent the termination of the corporate existence of any Subsidiary if in the opinion of the board of directors of the Company such termination is in the best interest of the Company and not disadvantageous to the holders of the Notes; or (3) prevent any consolidation or merger involving the Company or a Subsidiary.

3.6                                 The Company will at all times maintain adequate general comprehensive liability insurance coverage on its business and properties, including product liability and business interruption riders and shall supply evidence of the same to the payee when requested.

SECTION 4.  SUBORDINATION OF NOTES

4.1                                 The Company, for itself, its successors and assigns, covenants and agrees, and each holder of Notes by its acceptance thereof likewise covenants and agrees, that the payment of the principal of and interest on each and all of the Notes shall be subordinate and subject, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

4.2                                 Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company:

(1)                                  Any Senior Indebtedness shall first be paid in full, or provision made for such payment in full of the principal thereof, and premium, if any, and interest thereon, before any payment is made on account of the principal of, or interest on, the Notes;

(2)                                  Any payment or distribution of assets of the company of any kind or character, whether in cash, property or securities (other than stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 4 with respect to the Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan or reorganization or readjustment), to which the holders of the Notes would be entitled except for the provisions of this Section 4 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

(3)                                  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 4 with respect to the Notes, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the holders of the Notes before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution shall be paid over to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as provided in the foregoing paragraph (2), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

4.3                                 Subject to the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full, and no such payments or distributions in respect of the Notes of cash, property or securities distributable to the Senior Indebtedness under the provisions hereof shall, as between the Company, its creditors other than the holders of senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of Notes.  It is understood that the provisions of this Section 4 are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.  Nothing contained in this Section 4 is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the absolute and unconditional obligation of the Company to pay to the holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness; nor shall anything herein or therein prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Notes, subject to the rights, if any, under this Section 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

4.4                                 Upon any distribution of assets of the Company referred to in this Section 4, the holders of the Notes shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to such holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other fact pertinent thereto or to this Section 4.

4.5                                 If there shall have occurred a default in the payment of the principal of (or premium, if any) or interest on any Senior Indebtedness, then, unless and until such default shall have been cured or waived, or payment of principal or interest shall be made by the Company on the Notes, and no holder of Notes shall be entitled to receive any such payment.  Nothing contained in this Section 4 shall, however (1) affect the obligation of the Company to make, or prevent the Company from making, at any time, except during the pendency of any dissolution, winding up, liquidation or reorganization proceedings or except as provided in the first sentence of this Section 4.5, payments of principal of or interest on the Notes, or (2) prevent the application by any paying agent of any moneys deposited with it by the Company to the payment of or on account of the principal of, or interest on, the Notes, if, at the time of such deposit, the paying agent did not have written notice of any event prohibiting the making of such payment or deposit by the Company, or (3) be construed as preventing the occurrence of any Event of Default hereunder.

4.6                                 No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

4.7                                 Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under the Senior Indebtedness, including without limitation the waiver of default thereunder or the release of any security therefor, may be made or done all without notice to or assent from the holders of the Notes.  No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligations under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, and no release of property securing any Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable documents, shall in any way alter or affect any of the provisions of this Section 4.

SECTION 5.  EVENTS OF DEFAULT

5.1                                 If any one or more of the following events (“Events of Default”) shall have occurred for any reason and shall be continuing at the time of any notice thereof from any holder of a Note:

(1)                                  Default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, whether by reason of the provisions of Section 4 hereof or for any other reason and such default shall continue for a period of five days;

(2)                                  Default shall be made in the payment of the principal of any of the Notes (including any prepayment), as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise, whether by reason of the provisions of Section 4 hereof or for any other reason;

(3)                                  Default shall be made in the due observance and performance of any covenant, agreement or condition in the Notes and such default shall continue for a period of thirty days after written notice thereof to the Company by the holder of any Note;

(4)                                  The Company shall:

(a)                                  Admit in writing its inability to pay its debts generally as they become due;

(b)                                 File a petition in bankruptcy or a petition to take advantage of any insolvency act;

(c)                                  Make an assignment for the benefit of its creditors;

(d)                                 Consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

(e)                                  On a petition in bankruptcy filed against it, be adjudicated a bankrupt;

(5)                                  The Company or any Subsidiary shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statue of the United States of America or any state or district or territory thereof;

(6)                                  A court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of the Company or such Subsidiary, a receiver of the Company or any of its Subsidiaries or of the whole or any substantial part of its property, or approving a petition filed against the Company or any of its Subsidiaries seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or district or territory thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty days from the date of the entry thereof; or

(7)                                  Under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or any of its Subsidiaries or of the whole or any substantial part of its property, and such custody or control shall not be terminated or stayed within sixty days from the date of assumption of such custody or control;

then, and in every such event, the holder of this Note, by notice in writing to the company, may declare this Note to be, and this Note shall thereupon become, due and payable without presentment, protest or further demand of any kind, all of which are hereby expressly waived.

5.2                                 If any event shall occur that constitutes, or after continuance for a specified period would constitute, an Event of Default under this Section 5, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such event, the company will at once give notice to all holders of Notes, specifying the nature of such event or of such demand or action, as the case may be.

5.3                                 In case any one or more the Events of Default specified above in this Section  5 shall have happened and be continuing, the holder of this Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceeding, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

5.4                                 No remedy herein conferred on the holder hereof is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 6.  DEFINITIONS

For the purposes of this Note:

6.1                                 “Office of the Company” shall mean the Office of the company maintained pursuant to Section 3.1 hereof.

6.2                                 “Subsidiary” shall mean any corporation a majority of the shares of capital stock of which  having voting power for the election of directors is at the time owned directly or indirectly by the company and its other subsidiaries.

6.3                                 The term “Senior Indebtedness” shall mean the principal of the premium, if any, and interest on the following, whether outstanding on the date of execution of this Indenture or thereafter incurred, assumed or guaranteed:  (1) indebtedness (other than these Debentures) of the Company or any Subsidiary for money borrowed by the Company; (2) indebtedness of the Company or any Subsidiary for money borrowed by others and guaranteed or assumed, directly or indirectly, by the Company; (3) indebtedness incurred, assumed or guaranteed by the Company in connection with the acquisition by it or a Subsidiary of any other businesses, properties or other assets (other than merchandise or similar property acquired in the ordinary course of business); or (4) renewals, extensions or refunding of indebtedness of the kinds described in the preceding Clauses (1), (2) and (3); but the term “Senior indebtedness” shall not include any indebtedness which by its terms is subordinate or subject in right of payment to any other indebtedness of the Company, and shall in no event exceed $4,300,000 in the aggregate.

SECTION 7.  AMENDMENTS

With the consent of the holders of not less than seventy-five (75%) percent in principal amount of outstanding Notes, evidenced by a written instrument or instruments, the Company may amend the Notes by executing and delivering to the holders an amendment thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Notes or of modifying in any manner the rights of the holders; provided, however, that no such amendment shall, without the consent of the holder of each outstanding Note affected thereby:

(1)                                  Change the stated maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suite for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of prepayment, on or after the prepayment date);

(2)                                  Reduce the percentage in principal amount of the outstanding Notes, the consent of whose holders is required for any amendment, or the consent of whose holders is required for any waiver of compliance with the provisions hereof; or

(3)                                  Modify any of the provisions of this Section 7, except to increase any such percentage or to provide that other provisions of the Notes cannot be modified or waived without the consent of the holder affected thereby.

Upon the execution and delivery of any amendment in accordance with this Section 7, the Notes shall be modified in accordance therewith, and every holder of Notes theretofore or thereafter executed and delivered shall be bound thereby.

SECTION 8.  NOTICES, ETC.

Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Note to be made upon, given or furnished to, or filed with, the Company shall be sufficient for every purpose hereunder if in writing and mailed, first class mail, postage prepaid, to the Company, addressed to it at the Office of the Company.  Any notice to a holder of the Notes shall be sufficiently given (unless otherwise herein provided) if given as provided in Section 2.3 hereof.

SECTION 9.  MUTILATED, DESTROYED, LOST OR STOLEN NOTES

9.1                                 A mutilated Note may be surrendered and thereupon the company shall execute and deliver in exchange therefor a new Note of like tenor and principal amount.

9.2                                 If there by delivered to the company (1) evidence to the satisfaction of the Company of the destruction, loss or theft of any Note, and (2) such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount.

9.3                                 Upon the issuance of any new Note under this Section 9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

9.4                                 Every new Note issued in accordance with this Section 9 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, or lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of the Notes equally and proportionately with any and all other Notes duly issued hereunder.

9.5                                 The provisions of this Section 9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 10.  OTHER PROVISIONS

10.1                           The sections herein are for convenience only and shall not affect the construction hereof, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Note as a whole and not to any particular section or other subdivision.

10.2                           All covenants, promises and agreements in this Note by the Company shall bind its successors and assigns, whether so express or not.

10.3                           Each Note shall be deemed to be a contract made under the laws of the State of Illinois, and for all purposes each Note shall be construed in accordance with the laws of said state.

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by its duly authorized officer and to be dated as of the day and year first above written.

INNOVATIVE INJECTION TECHNOLOGIES, INC.

By:

Name:	Robert J. Janeczko
Title:

EXHIBIT 2.3(c)

NONCOMPETITION AGREEMENT

Noncompetition, Nondisclosure and Nonsolicitation Agreement

This Noncompetition, Nondisclosure and Nonsolicitation Agreement (this “Agreement”) is made as of                 , 2003, by and between Innovative Injection Technologies, Inc.,  An Iowa corporation (“Buyer”), and Robert J. Janeczko, an individual (“Janeczko”) on the one hand, and Mid-Central Plastics, Inc., an Iowa corporation (“Seller”) and Morton Industrial Group, Inc., a Georgia corporation (the “MIG”), on the other hand.

RECITALS

A.                                   MIG owns one hundred percent (100%) of all the issued and outstanding capital stock of the Seller.

B.                                     Janeczko is the controlling shareholder of Buyer.

C.                                     Concurrently with the execution and delivery of this Agreement, Buyer is purchasing from Seller substantially all the assets of Seller, including without limitation its good will pursuant to the terms and conditions of an asset purchase agreement made as of May 29, 2003 (the “Asset Purchase Agreement”).  Section 2.3(c) of the Asset Purchase Agreement requires that a noncompetition agreement be executed and delivered by the parties hereto at the Closing.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.                                      DEFINITIONS

“Confidential Information” is defined in Section 2.

Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Asset Purchase Agreement.

2.                                      ACKNOWLEDGMENTS BY SELLER AND MIG

MIG acknowledges that the MIG has occupied a position of trust and confidence with Seller prior to the date hereof and has had access to and has become familiar with the following, any and all of which constitute confidential information of Seller (collectively the “Confidential Information”): (a) any and all trade secrets concerning the business and affairs of Seller, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), database technologies, systems, structures architectures processes, improvements, devices, know-how, discoveries, concepts, methods, and information of Seller and any other information, however documented, of Seller that is a trade secret under other applicable law; (b) any and all information concerning the business and affairs of Seller (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, contractors, agents, suppliers and potential suppliers, personnel training and techniques and materials, purchasing methods and techniques) however documented; and (c) any and all notes, analysis, compilations, studies, summaries and other material prepared by or for Seller containing or based, in whole or in part, upon any information included in the foregoing.

Each of Seller and MIG acknowledges that (a) the Seller Business relating to the use and operation of the Purchased Assets by Seller prior to Closing is national in scope; (b) its products and services related to such business are marketed throughout the United States; (c) Seller’s Business prior to Closing competes with other businesses that are or could be located in any part of the United States; (d) Buyer has required that Seller and MIG make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to Buyer’s purchase of the Purchased Assets; (e) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve Buyer’s interests in and right to the use and operation of the Purchased Assets from and after Closing; and (f) Buyer would be irreparably damaged if Seller or MIG were to breach the covenants set forth in Sections 3 and 4 of this Agreement.

Janeczko acknowledges that he has occupied a position of trust and confidence with MIG prior to the date hereof and has had access to and has become familiar with the Confidential Information of MIG.  Each of Janeczko and Buyer acknowledges that (a) the business of MIG relating to metal fabrication is national in scope; (b) MIG’s products and services related to such business are marketed throughout the United States; (c) MIG’s business prior to Closing competes with other businesses that are or could be located in any part of the United States; (d) MIG has required that Janeczko and Buyer make the covenants set forth in Sections 5 and 6 of this Agreement as a condition of the sale to Buyer of the Purchased Assets; (e) the provisions of Sections 5 and 6 of this Agreement are reasonable and necessary to protect and preserve MIG’s interest in and right to the use and operation of its assets engaged in the metal fabrication business from and after Closing; and (f) MIG would be irreparably damaged if Janeczko or Buyer were to breach the covenants set forth in Sections 5 and 6 of this Agreement.

3.                                      CONFIDENTIAL INFORMATION PERTAINING TO BUYER

Seller and MIG each acknowledges and agrees that the protection of the Confidential Information is necessary to protect and preserve the value of the Seller Business and the Purchased Assets. Therefore, each of Seller and MIG hereby agrees not to disclose to any unauthorized persons or use for his or its own account or for the benefit of any third party any Confidential Information, whether or not such information is embodied in writing or other physical form, without Buyer’s written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Seller’s or MIG’s fault or the fault of any other person bound by a duty of confidentiality to Buyer or Seller.  Each of Seller and MIG agrees to deliver to Buyer at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), that contain Confidential Information and any other Confidential Information that Seller or the MIG may then possess or have under their control.

4.                                      NONCOMPETITION AND NONSOLICITATION OF PLASTICS BUSINESS

As an inducement for Buyer to enter into the Asset Purchase Agreement and as additional consideration for the consideration to be paid to Seller under the Asset Purchase Agreement, to Seller and MIG each agrees that:

(a)                                  For a period of three years after the Closing:

(i)                                     Neither Seller nor MIG will, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, any person engaged in or planning to become engaged in the injection molding plastics industry, anywhere within the United States, provided, however, that MIG may purchase or otherwise acquire up to (but not more than)  one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. Seller and MIG each agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

(ii)                                  Seller and MIG each agrees not to, directly or indirectly, (A) induce or attempt to induce any employee of Seller who becomes an employee of Buyer in connection with the purchase of the Purchased Assets to leave the employ of Buyer; (B) in any way interfere with the relationship between Buyer and any such employee of Buyer; (C) employ or otherwise engage as an employee, independent contractor or otherwise any such employee of Buyer; or (D) induce or attempt to induce any customer, supplier, licensee or other person to cease doing business with Buyer or in any way interfere with the relationship between any such customer, supplier, licensee or other business entity and the Buyer;

(iii)                               Seller and MIG each agrees that it will not, directly or indirectly, solicit the business of any person known to Seller or MIG to be a customer of the Buyer (including without limitation, those customers of Seller as of, and within the two year period prior to the Closing, whether or not Seller or MIG had personal contact with such person), with respect to products or activities which compete in whole or in part with the business operated by Buyer using the Purchased Assets; and

(b)                                 Neither Seller nor MIG will, at any time during the three year period, disparage Buyer, the Purchased Assets, the Seller Business formerly conducted by Seller, the business conducted by Buyer using the Purchased Assets or any shareholder, director, officer, employee or agent of Buyer.

5.                                      CONFIDENTIAL INFORMATION PERTAINING TO MIG

Janeczko and Buyer each acknowledges and agrees that the protection of MIG’s Confidential Information is necessary to protect and preserve the value of the metal fabrication business of MIG.  Therefore, each of Janeczko and Buyer hereby agrees not to disclose to any unauthorized persons or use for his or its own account or for the benefit of any third party any such MIG Confidential Information, whether or not such information is embodied in writing or other physical form, without MIG’s written consent, unless and to the extent that the MIG Confidential Information is or becomes generally known to and available for use by the public other than as a result of Janeczko’s or Buyer’s fault or the fault of any other person bound by a duty of confidentiality to MIG.  Each of Janeczko and Buyer agrees to deliver to MIG at the time of execution of this Agreement, and at any other time MIG may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), that contain MIG Confidential Information and any other MIG Confidential Information that Janeczko or the Buyer may then possess or have under their control.

6.                                      NONCOMPETITION AND NONSOLICITATION OF METAL FABRICATION BUSINESS

As an inducement for Seller to enter into the Asset Purchase Agreement and the related documents, each of Janeczko and the Buyer agrees that:

(a)                                  For a period of three years after the Closing:

(i)                                     Neither Janeczko nor Buyer will, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, any person engaged in or planning to become engaged in the metal fabrication industry, anywhere within the United States, provided, however, that Janeczko and Buyer may purchase or otherwise acquire up to (but not more than) one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.

Janeczko and Buyer each agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

(ii)                                  Janeczko and Buyer each agrees not to, directly or indirectly, induce or attempt to induce any customer, supplier, licensee or other person to cease doing business with MIG or any of its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or other business entity and MIG or any of its subsidiaries;

(iii)                               Janeczko and Buyer each agrees that it will not, directly or indirectly, solicit the business of any person known to Janeczko or Buyer to be a customer of MIG or its subsidiaries (including without limitation, those customers of MIG or its subsidiaries as of, and within the two year period prior to Closing, whether or not Janeczko or Buyer had personal contact with such person), with respect to products or activities which compete in whole or in part with the metal fabrications business operated by MIG and its subsidiaries; and

(b)                                 Neither Janeczko nor Buyer will, at any time during the three year period, disparage MIG or its subsidiaries, or any shareholder, director, officer, employee or agent of MIG or its subsidiaries.

7.                                      REMEDIES

If any party breaches the covenants set forth in Sections 3, 4, 5 or 6  of this Agreement, the injured party or parties will be entitled to the following remedies:

(a)                                  Damages from breaching party or parties; and

(b)                                 In addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3, 4, 5 or 6 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the injured party and would be an inadequate remedy for such breach.

8.                                      SUCCESSORS AND ASSIGNS

This Agreement will be binding upon the parties and will inure to the benefit of the parties and their respective affiliates, successors and assigns.

9.                                      WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged, in whole or in part, by a waiver or renunciation of the claim or right except in writing; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party, or of the right of the party giving such notice or demand to require the other party, to take further action without notice or demand as provided in this Agreement.

10.                               GOVERNING LAW

This Agreement will be governed by the laws applied by courts of the State of Illinois to contracts entered into within that state by parties residing within that state and having no connection to any other state.

11.                               JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement may be brought against any of the parties in the courts of the States of Illinois or Iowa or, if it has or can acquire jurisdiction, in the federal district courts in those states, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.                               SEVERABILITY

Whenever possible, each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Sections 4 and 6 of this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the parties to the greatest extent permissible.

13.                               COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

14.                               SECTION HEADINGS, CONSTRUCTION

The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “Including” does not limit the preceding words or terms.

15.                               NOTICES

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Seller or MIG:	Morton Industrial Group, Inc.
1021 West Birchwood Street
Morton, Illinois 61550
Facsimile No.: (309) 263-1841
Attn: William D. Morton

with a copy (which shall not constitute notice) to:

Husch & Eppenberger, LLC
401 Main Street, Ste. 1400
Peoria, IL 61602
Facsimile No.: (309) 637-4928
Attn: Gene A. Petersen

If to Janeczko or Buyer:

Innovative Injection Technologies, Inc. 2360 Grand Avenue West Des Moines, IA 50265 Facsimile No.: 515-225-9673 Attn: Robert J. Janeczko

with a copy (which shall not constitute notice) to:

Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. 100 Court Avenue, Ste. 600 Des Moines, Iowa 50309-2231 Facsimile No.: 515-243-2149 Attn: Mark W. Beerman

16.                               ENTIRE AGREEMENT

This Agreement and the Asset Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

[rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

BUYER:

INNOVATIVE INJECTION TECHNOLOGIES, INC.

By:
Name:	Robert J. Janeczko
Title:

JANECZKO:

Robert J. Janeczko

SELLER:

Mid-Central Plastics, Inc.

By:
William D. Morton
Chairman and CEO

MIG:

Morton Industrial Group, Inc.

By:
William D. Morton
Chairman and CEO

EXHIBIT 2.3(o)

TERMINATION OF EMPLOYMENT AGREEMENT

This Agreement is made on as of                                   , 2003, among Morton Industrial Group, Inc. (“MIG”), a Georgia corporation, Mid-Central Plastics, Inc. (“Mid-Central”), an Iowa corporation, and Robert Janeczko (“Janeczko”), an individual residing at 525 Wedgewood Terrace, Metamora, Illinois, who agree as follows:

1.                                       Recitals.  This agreement is made with reference to the following facts and objectives:

a.                                       MIG and Janeczko entered into a written employment agreement (the “Agreement”) dated January 20, 1998, which MIG has assigned, with Janeczko’s consent, to Mid-Central.

b.                                      The parties wish to terminate the Agreement in connection with the sale of substantially all of the assets of Mid-Central to Janeczko’s affiliate.

2.                                       Effective Date.  The effective date of this Agreement shall be the same as the Closing Date under that certain Asset Purchase Agreement between Mid-Central, as seller, and Innovative Injection Technologies, Inc., Janeczko’s affiliate, as buyer, dated May 29, 2003.

3.                                       Termination of Agreement.  On the effective date of this Agreement, the Agreement shall be terminated, and the parties shall have no further liability or obligations thereunder.

4.                                       Release of Liability.  Conditioned on the performance by the parties of the provisions of this Agreement, on the effective date of this Agreement the parties thereto shall be released and discharged from their respective obligations arising from or connected with the provisions of the Agreement.  This Agreement shall fully and finally settle all demands, charges, claims, accounts, or causes of action of any nature, including, without limitation, known claims and causes of action that arose out of or in connection with the Agreement, and it constitutes a mutual release with respect to the Agreement.

5.                                       Miscellaneous

a.                                       Voluntary Agreement.  The parties have read this Agreement and the mutual releases contained in it, and on advice of counsel they have freely and voluntarily entered into the Agreement.

b.                                      Attorneys Fees.  If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees and costs of suit.

c.                                       Successors.  This Agreement shall be binding on and inure to the benefit of the parties and their successors.

Morton Industrial Group, Inc.

By:
Name:	William D. Morton
Title:	CEO

Mid-Central Plastics, Inc.

By:
Name:	William D. Morton
Title:	CEO

Robert Janeczko